Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	July 14, 2014
FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, President & Chief Executive Officer
David A. Dykstra, Senior Executive Vice President & Chief Operating Officer
(847) 939-9000
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports Second Quarter 2014 Net Income of $38.5 million, an Increase of 12% over First Quarter 2014
ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust” or “the Company”) (Nasdaq: WTFC) announced net income of $38.5 million or $0.76 per diluted common share for the second quarter of 2014 compared to net income of $34.5 million or $0.68 per diluted common share for the first quarter of 2014 and $34.3 million or $0.69 per diluted common share for the second quarter of 2013.
Highlights compared with the First Quarter of 2014*:

•	Total loans, excluding covered loans and mortgage loans held-for-sale, increased by $617 million or 19%, on annualized basis, to $13.7 billion

•	Total deposits increased by $427 million to $15.6 billion

•	Net interest margin, on a fully taxable-equivalent basis, improved by one basis point to 3.62% from 3.61%

•	Net interest income increased $5.2 million primarily due to strong loan growth in the quarter

•	Mortgage banking originations increased by $385 million resulting in a $7.4 million increase in mortgage banking revenue

•	Wealth management revenue increased $1.4 million due to both increased customer accounts and a favorable market

•	The allowance for loan losses as a percentage of total non-performing loans increased to 104% from 102%

•	Non-performing loans as a percent of total loans, excluding covered loans, decreased to 0.64% from 0.69%

•	The efficiency ratio, on a fully taxable equivalent basis, declined to 65.36% from 69.02%

•	Capital ratios remain strong with a tangible common equity ratio, assuming full conversion of preferred stock, of 8.7%

•	Completed issuance of subordinated notes generating net proceeds of $139.1 million

•	Acquired a banking location in Stone Park

* See "Supplemental Financial Measures/Ratios" on page 15/16 for more information on non-GAAP measures.

Edward J. Wehmer, President and Chief Executive Officer, commented, “Wintrust reported record net income for the second quarter of 2014, highlighted by significant loan and deposit growth, stable net interest margin, steady credit quality metrics, increased mortgage banking and wealth management revenues and effective expense control."
Mr. Wehmer continued, “The Company grew total loans, excluding covered loans and mortgage loans held-for-sale by $617 million in the second quarter, headlined by $292 million of growth in the commercial and commercial real-estate portfolios and $292 million of growth in the premium finance loan portfolios. The increase in loan volume drove higher net interest income in the current quarter. Additionally, net interest margin increased slightly as the loan growth was primarily funded by growth in non-interest bearing deposits which now account for 20% of our total deposits."
 Commenting on credit quality, Mr. Wehmer noted, “The Company has continued its practice of timely addressing and resolving non-performing credits. Overall, credit quality measures remained stable in the current quarter. For the third consecutive quarter, the ratio of the allowance for loan losses as a percentage of total non-performing loans increased, exhibiting greater coverage for non-performing credits. We believe that the Company's reserves remain appropriate."

Mr. Wehmer further commented, “Mortgage banking revenue picked up as a result of higher originations which in turn were the result of a more favorable mortgage banking environment in the second quarter. We expect the mortgage banking environment to remain favorable as the purchase market should stay active as interest rates remain low. We believe that our mortgage banking business is well positioned to grow both organically and through acquisitions."
Mr. Wehmer noted, "Record wealth management revenues in the second quarter of 2014 were evidence of the continued successful growth of this segment. We are well positioned in all three aspects of wealth management to continue to expand this line of business."
With regard to expenses, Mr. Wehmer further commented, “As expected, the Company's efficiency ratio declined in the second quarter as production rebounded in the mortgage banking business. Management limited staffing reductions in the first quarter despite lower volumes to ensure adequate support was in place for anticipated increases in future production. Excluding variable compensation and benefits, the aggregate of all other expenses recorded in the second quarter was virtually unchanged from the first quarter."
Turning to the future, Mr. Wehmer stated, “We expanded our franchise in the second quarter through the addition of a Stone Park bank branch and on July 11, 2014 we acquired a bank branch in Pewaukee, Wisconsin from THE National Bank. Additionally, we expect to close the acquisition of 11 bank branches from Talmer Bancorp, Inc. in the third quarter. Evaluating strategic acquisitions of this nature and organic branch growth will continue to be a part of our overall growth strategy. Our pipelines for both internal growth and external growth remain consistently strong. Growing franchise value, increasing profitability, leveraging our expense infrastructure and increasing shareholder value continue to be our main objectives."

The graphs below illustrate certain highlights of the second quarter of 2014.

Wintrust’s key operating measures and growth rates for the second quarter of 2014, as compared to the sequential and linked quarters, are shown in the table below:

				% or(5) basis point (bp) change from 1st Quarter 2014		% or basis point (bp) change from 2nd Quarter 2013
	Three Months Ended
(Dollars in thousands)	June 30, 2014	March 31, 2014	June 30, 2013
Net income	$38,541	$34,500	$34,307	12%		12%
Net income per common share – diluted	$0.76	$0.68	$0.69	12%		10%
Net revenue (1)	$203,282	$189,535	$199,819	7%		2%
Net interest income	$149,180	$144,006	$135,824	4%		10%
Net interest margin (2)	3.62%	3.61%	3.50%	1	bp	12	bp
Net overhead ratio (2) (3)	1.74%	1.93%	1.49%	(19)	bp	25	bp
Efficiency ratio (2) (4)	65.36%	69.02%	63.97%	(366)	bp	139	bp
Return on average assets	0.84%	0.78%	0.80%	6	bp	4	bp
Return on average common equity	8.03%	7.43%	7.55%	60	bp	48	bp
Return on average tangible common equity	10.43%	9.71%	9.92%	72	bp	51	bp
At end of period
Total assets	$18,895,681	$18,221,163	$17,613,546	15%		7%
Total loans, excluding loans held-for-sale, excluding covered loans	$13,749,996	$13,133,160	$12,516,892	19%		10%
Total loans, including loans held-for-sale, excluding covered loans	$14,113,623	$13,348,391	$13,054,883	23%		8%
Total deposits	$15,556,376	$15,129,045	$14,365,854	11%		8%
Total shareholders’ equity	$1,998,235	$1,940,143	$1,836,660	12%		9%

(1)	Net revenue is net interest income plus non-interest income.

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period's average total assets. A lower ratio indicates a higher degree of efficiency.

(4)	The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenue (less securities gains or losses). A lower ratio indicates more efficient revenue generation.

(5)	Period-end balance sheet percentage changes are annualized.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern for decision-making purposes underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate. Additional supplemental financial information showing quarterly trends can be found on the Company’s web site at www.wintrust.com by choosing “Financial Reports” under the “Investor Relations” heading, and then choosing “Supplemental Financial Information.”

Financial Performance Overview – Second Quarter 2014

For the second quarter of 2014, net interest income totaled $149.2 million, an increase of $5.2 million as compared to the first quarter of 2014 and an increase of $13.4 million as compared to the second quarter of 2013. The changes in net interest income on both a sequential and linked quarter basis are the result of the following:

•	Net interest income increased $5.2 million in the second quarter of 2014 compared to the first quarter of 2014, due to:

◦
An increase in total interest income of $5.2 million in the second quarter of 2014 compared to the first quarter of 2014 resulting primarily from significant loan growth, an increase in the yield on covered loans and one additional day in the quarter, partially offset by a decline in the yield on non-covered loans.

◦
Interest expense in the second quarter of 2014 compared to the first quarter of 2014 was relatively unchanged as the impact of one additional day in the quarter was offset by improvement in funding mix shown by a higher proportion of interest-bearing deposits in the current quarter.

•	Net interest income increased $13.4 million in the second quarter of 2014 compared to the second quarter of 2013, due to:

◦
Average loans, excluding covered loans, for the second quarter of 2014 increased by $1.2 billion compared to the second quarter of 2013. The growth in average loans, excluding covered loans, was partially offset by a one basis point decline in the yield on earning assets, resulting in an increase in total interest income of $9.9 million in the second quarter of 2014 compared to the prior year quarter.

◦
Funding mix improved as average demand deposits increased $501.2 million, average interest bearing deposits increased $518.0 million and average wholesale borrowings decreased by $98.4 million in the second quarter of 2014 compared to the second quarter of 2013. The change in funding mix resulted in a 12 basis point decrease in the yield on average interest bearing liabilities which created a $3.5 million decrease in interest expense.

◦
Combined, the increase in interest income of $9.9 million and the reduction of interest expense by $3.5 million created the $13.4 million increase in net interest income in the second quarter of 2014 compared to the second quarter of 2013.

The net interest margin, on a fully taxable equivalent basis, for the second quarter of 2014 was 3.62% compared to 3.61% for the first quarter of 2014 and 3.50% for the second quarter of 2013.

Non-interest income totaled $54.1 million in the second quarter of 2014, increasing $8.6 million, or 19%, compared to the first quarter of 2014 and decreasing $9.9 million, or 15%, compared to the second quarter of 2013. The increase in non-interest income in the second quarter of 2014 compared to the first quarter of 2014 is primarily attributable to an increase in mortgage banking and wealth management revenues. The decrease in non-interest income in the second quarter of 2014 compared to the second quarter of 2013 was primarily attributable to a decrease in mortgage banking revenues and trading losses partially offset by higher wealth management revenues.
Mortgage banking revenue increased $7.4 million when compared to the first quarter of 2014 and decreased $7.9 million when compared to the second quarter of 2013. The increase in mortgage banking revenue from the first quarter of 2014 primarily resulted from increased originations in the current quarter as the market rebounded from a general downturn in the mortgage banking business during the previous quarter, while the decrease in mortgage banking revenue compared to the second quarter of 2013 resulted primarily from lower originations due to a strong purchase and refinance market in the second quarter of 2013. Loans originated and sold to the secondary market were $912.4 million in the second quarter of 2014 compared to $527.3 million in the first quarter of 2014 and $1.1 billion in the second quarter of 2013 (see “Non-Interest Income” section later in this release for further detail).
Non-interest expense totaled $133.6 million in the second quarter of 2014, increasing $2.3 million, or 2%, compared to the first quarter of 2014 and increasing $5.4 million, or 4%, compared to the second quarter of 2013. The increase in the current quarter compared to the first quarter of 2014 can be primarily attributed to higher salary and employee benefit costs partially offset by a decrease in OREO and occupancy expenses. The increase in the second quarter of 2014 compared to the second quarter of 2013 was primarily attributable to higher salary and employee benefit costs and increased occupancy, equipment and marketing expenses. (see "Non-Interest Expense" section later in this release for further detail).

Financial Performance Overview – First Six Months of 2014

For the first six months of 2014, net interest income totaled $293.2 million, an increase of $26.6 million as compared to the first six months of 2013. The changes in net interest income on a linked quarter basis are the result of the following:

•	Net interest income increased $26.6 million in the first six months of 2014 compared to the first six months of 2013, due to:

◦
Average earning assets for the first six months of 2014 increased by $842.8 million compared to the first six months of 2013. This was comprised of average loan growth, excluding covered loans, of $1.1 billion, partially offset by a decrease of $204.7 million in the average balance of covered loans and a decrease of $50.8 million in the average balance of liquidity management assets. The growth in average total loans, excluding covered loans, included an increase of $527.2 million in commercial loans, $296.1 million in commercial real estate loans, $231.7 in commercial premium finance receivables and $184.2 million in life insurance premium finance receivables, partially offset by a decrease of $136.9 million in mortgage loans held-for-sale and a decrease of $7.1 million in home equity and other loans.

◦
The average earning asset growth of $842.8 million in the first six months of 2014 and a three basis point improvement in yield on earning assets, resulted in an increase in total interest income of $18.9 million in the first six months of 2014 compared to the first six months of 2013.

◦
Funding mix improved as average demand deposits increased $468.8 million, average interest bearing deposits increased $391.6 million and average wholesale borrowings decreased $95.4 million in the first six months of 2014 compared to the first six months of 2013. The change in funding resulted in a 14 basis point decrease in the yield on average interest bearing liabilities which created a $7.7 million decrease in interest expense.

◦
Combined, the increase in interest income of $18.9 million and the reduction of interest expense by $7.7 million created the $26.6 million increase in net interest income in the first six months of 2014 compared to the first six months of 2013.

The net interest margin, on a fully taxable equivalent basis, for the first six months of 2014 was 3.61%, compared to 3.46% for the first six months of 2013.
Non-interest income totaled $99.6 million in the first six months of 2014, decreasing $21.7 million, or 18%, compared to the first six months of 2013. The decrease in non-interest income in the first six months of 2014 compared to the first six months of 2013 was primarily attributable to a decrease in mortgage banking revenues and trading losses, partially offset by higher wealth management revenues.
Mortgage banking revenue decreased $21.6 million when compared to the first six months of 2013. The decrease in mortgage banking revenue from the first six months of 2014 compared to the first six months of 2013 resulted primarily from decreased originations due to the more favorable mortgage banking environment in the first six months of 2013. Loans originated and sold to the secondary market were $1.4 billion in the first six months of 2014 compared to $2.0 billion in the first six months of 2013 (see “Non-Interest Income” section later in this release for further detail).
Non-interest expense totaled $264.9 million in the first six months of 2014, increasing $16.6 million, or 7%, compared to the first six months of 2013. The increase compared to the first six months of 2013 was primarily attributable to higher OREO costs along with increases to salary, occupancy, and equipment expenses. (see "Non-Interest Expense" section later in this release for further detail).

Financial Performance Overview – Credit Quality

The ratio of non-performing assets to total assets was 0.79% as of June 30, 2014 and March 31, 2014, and 1.02% at June 30, 2013. Non-performing assets, excluding covered assets, totaled $148.5 million at June 30, 2014, compared to $144.7 million at March 31, 2014 and $179.5 million at June 30, 2013.

Non-performing loans, excluding covered loans, totaled $88.7 million, or 0.64% of total loans, at June 30, 2014, compared to $90.1 million, or 0.69% of total loans, at March 31, 2014 and $121.5 million, or 0.97% of total loans, at June 30, 2013. Compared to March 31, 2014, non-performing loans, excluding covered loans, decreased primarily as a result of a $5.7 million and $1.5 million decrease in non-performing loans within the commercial and home equity loan portfolios, respectively, partially offset by a $2.9 million increase in non-performing loans within the commercial real-estate loan portfolio. The decrease in non-performing loans, excluding covered loans, compared to June 30, 2013 is primarily the result of a $21.5 million decrease in the commercial real-estate loan portfolio, a $10.8 million decrease in the commercial loan portfolio and a $6.5 million decrease in the home equity loan portfolio, partially offset by a $5.1 million increase in the residential real-estate loan portfolio. OREO, excluding covered OREO, of $59.6 million at June 30, 2014 increased $5.5 million compared to $54.1 million at March 31, 2014 and increased $2.6 million compared to $57.0 million at June 30, 2013. The increase in OREO during the second quarter of 2014 compared to both periods is partly attributable to the transfer to OREO of certain loans acquired in prior bank acquisitions totaling $2.8 million.

The provision for credit losses, excluding the provision for covered loan losses, totaled $6.8 million for the second quarter of 2014 compared to $3.3 million for the first quarter of 2014 and $15.1 million for the second quarter of 2013. The increase in the second quarter of 2014 compared to the first quarter of 2014 is partly attributable to additional provision related to the $616.8 million in loan growth during the period.

Net charge-offs as a percentage of loans, excluding covered loans, for the second quarter of 2014 totaled 19 basis points on an annualized basis compared to 24 basis points on an annualized basis in the first quarter of 2014 and 59 basis points on an annualized basis in the second quarter of 2013. Net charge-offs decreased in the second quarter of 2014 compared to the first quarter of 2014 primarily as a result of a $2.3 million decrease in net charge-offs within the commercial real-estate loan portfolio and a $1.4 million decrease within the home equity loan portfolio, partially offset by a $1.8 million increase within the commercial loan portfolio. Compared to the second quarter of 2013, net charge-offs decreased primarily as a result of a $12.4 million decrease in net charge-offs within the commercial real-estate loan portfolio and a $1.0 million decrease within the home equity loan portfolio, partially offset by a $1.3 million increase within the commercial loan portfolio.

Excluding the allowance for covered loan losses, the allowance for credit losses remained relatively unchanged at June 30, 2014 compared to March 31, 2014, totaling $93.1 million, or 0.68% of total loans, at June 30, 2014 compared to $93.0 million, or 0.71% of total loans at March 31, 2014. At June 30, 2013, the allowance for credit losses, excluding the allowance for covered loan losses, totaled $110.4 million, or 0.88% of total loans. The allowance for unfunded lending-related commitments totaled $884,000 as of June 30, 2014 compared to $737,000 as of March 31, 2014 and $3.6 million as of June 30, 2013. The decrease from June 30, 2013 to June 30, 2014 was partially attributable to a decrease in the allowance for unfunded lending-related commitments during the period primarily as a result of the funding of one letter of credit in the third quarter of 2013 and the expiration of one letter of credit in fourth quarter of 2013.

Financial Performance Overview – Earnings Per Share

The following table shows the computation of basic and diluted earnings per share for the periods indicated:

		Three Months Ended			Six Months Ended
(In thousands, except per share data)		June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net income		$38,541	$34,500	$34,307	$73,041	$66,359
Less: Preferred stock dividends and discount accretion		1,581	1,581	2,617	3,162	5,233
Net income applicable to common shares—Basic	(A)	36,960	32,919	31,690	69,879	61,126
Add: Dividends on convertible preferred stock, if dilutive		1,581	1,581	2,581	3,162	5,162
Net income applicable to common shares—Diluted	(B)	38,541	34,500	34,271	73,041	66,288
Weighted average common shares outstanding	(C)	46,520	46,195	37,486	46,358	37,231
Effect of dilutive potential common shares:
Common stock equivalents		1,327	1,434	7,334	1,381	7,343
Convertible preferred stock, if dilutive		3,075	3,075	5,020	3,075	5,020
Weighted average common shares and effect of dilutive potential common shares	(D)	50,922	50,704	49,840	50,814	49,594
Net income per common share:
Basic	(A/C)	$0.79	$0.71	$0.85	$1.51	$1.64
Diluted	(B/D)	$0.76	$0.68	$0.69	$1.44	$1.34

Potentially dilutive common shares can result from stock options, restricted stock unit awards, stock warrants, the Company’s convertible preferred stock, tangible equity unit shares and shares to be issued under the Employee Stock Purchase Plan and the Directors Deferred Fee and Stock Plan, being treated as if they had been either exercised or issued, computed by application of the treasury stock method. While potentially dilutive common shares are typically included in the computation of diluted earnings per share, potentially dilutive common shares are excluded from this computation in periods in which the effect would reduce the loss per share or increase the income per share. For diluted earnings per share, net income applicable to common shares can be affected by the conversion of the Company’s convertible preferred stock. Where the effect of this conversion would reduce the loss per share or increase the income per share, net income applicable to common shares is not adjusted by the associated preferred dividends.

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three Months Ended			Six Months Ended
(Dollars in thousands, except per share data)	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Selected Financial Condition Data (at end of period):
Total assets	$18,895,681	$18,221,163	$17,613,546
Total loans, excluding covered loans	13,749,996	13,133,160	12,516,892
Total deposits	15,556,376	15,129,045	14,365,854
Junior subordinated debentures	249,493	249,493	249,943
Total shareholders’ equity	1,998,235	1,940,143	1,836,660
Selected Statements of Income Data:
Net interest income	$149,180	$144,006	$135,824	$293,186	226,537
Net revenue (1)	203,282	189,535	199,819	392,817	387,911
Net income	38,541	34,500	34,307	73,041	66,359
Net income per common share – Basic	$0.79	$0.71	$0.85	$1.51	$1.64
Net income per common share – Diluted	$0.76	$0.68	$0.69	$1.44	$1.34
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin (2)	3.62%	3.61%	3.50%	3.61%	3.46%
Non-interest income to average assets	1.19%	1.03%	1.49%	1.11%	1.42%
Non-interest expense to average assets	2.93%	2.96%	2.97%	2.94%	2.90%
Net overhead ratio (2) (3)	1.74%	1.93%	1.49%	1.84%	1.48%
Efficiency ratio (2) (4)	65.36%	69.02%	63.97%	67.12%	63.88%
Return on average assets	0.84%	0.78%	0.80%	0.81%	0.77%
Return on average common equity	8.03%	7.43%	7.55%	7.74%	7.42%
Return on average tangible common equity (2)	10.43%	9.71%	9.92%	10.08%	9.75%
Average total assets	$18,302,942	$17,980,943	$17,283,985	$18,142,832	$17,270,489
Average total shareholders’ equity	1,971,656	1,923,649	1,859,265	1,947,785	1,838,810
Average loans to average deposits ratio (excluding covered loans)	90.4%	89.4%	88.7%	89.9%	87.7%
Average loans to average deposits ratio (including covered loans)	92.3%	91.6%	92.2%	92.0%	91.3%
Common Share Data at end of period:
Market price per common share	$46.00	$48.66	$38.28
Book value per common share (2)	$40.21	$39.21	$37.84
Tangible common book value per share (2)	$31.64	$30.74	$29.25
Common shares outstanding	46,552,905	46,258,960	37,725,143
Other Data at end of period:(8)
Leverage Ratio (5)	10.4%	10.4%	10.4%
Tier 1 capital to risk-weighted assets (5)	11.7%	12.0%	12.0%
Total capital to risk-weighted assets (5)	13.2%	12.6%	12.9%
Tangible common equity ratio (TCE) (2)(7)	8.0%	8.0%	7.4%
Tangible common equity ratio, assuming full conversion of preferred stock (2) (7)	8.7%	8.7%	8.5%
Allowance for credit losses (6)	$93,137	$93,012	$110,405
Non-performing loans	$88,650	$90,124	$121,485
Allowance for credit losses to total loans (6)	0.68%	0.71%	0.88%
Non-performing loans to total loans	0.64%	0.69%	0.97%
Number of:
Bank subsidiaries	15	15	15
Non-bank subsidiaries	8	8	8
Banking offices	127	126	117

(1)	Net revenue includes net interest income and non-interest income

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenue (less securities gains or losses). A lower ratio indicates more efficient revenue generation.

(5)	Capital ratios for current quarter-end are estimated.

(6)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excludes the allowance for covered loan losses.

(7)	Total shareholders’ equity minus preferred stock and total intangible assets divided by total assets minus total intangible assets.

(8)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

(In thousands)	(Unaudited) June 30, 2014	December 31, 2013	(Unaudited) June 30, 2013
Assets
Cash and due from banks	$349,013	$253,408	$224,286
Federal funds sold and securities purchased under resale agreements	7,965	10,456	9,013
Interest-bearing deposits with other banks	506,871	495,574	440,656
Available-for-sale securities, at fair value	1,824,240	2,176,290	1,843,824
Trading account securities	2,234	497	659
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	84,531	79,261	79,354
Brokerage customer receivables	28,199	30,953	26,214
Mortgage loans held-for-sale	363,627	334,327	537,991
Loans, net of unearned income, excluding covered loans	13,749,996	12,896,602	12,516,892
Covered loans	275,154	346,431	454,602
Total loans	14,025,150	13,243,033	12,971,494
Less: Allowance for loan losses	92,253	96,922	106,842
Less: Allowance for covered loan losses	1,667	10,092	14,429
Net loans	13,931,230	13,136,019	12,850,223
Premises and equipment, net	535,281	531,947	512,928
FDIC indemnification asset	46,115	85,672	137,681
Accrued interest receivable and other assets	525,394	569,619	573,709
Trade date securities receivable	292,366	—	—
Goodwill	381,721	374,547	356,871
Other intangible assets	16,894	19,213	20,137
Total assets	$18,895,681	$18,097,783	$17,613,546
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$3,072,430	$2,721,771	$2,450,659
Interest bearing	12,483,946	11,947,018	11,915,195
Total deposits	15,556,376	14,668,789	14,365,854
Notes payable	—	364	1,729
Federal Home Loan Bank advances	580,582	417,762	585,942
Other borrowings	43,716	254,740	252,776
Subordinated notes	140,000	—	10,000
Junior subordinated debentures	249,493	249,493	249,493
Trade date securities payable	—	303,088	577
Accrued interest payable and other liabilities	327,279	302,958	310,515
Total liabilities	16,897,446	16,197,194	15,776,886
Shareholders’ Equity:
Preferred stock	126,467	126,477	176,476
Common stock	46,627	46,181	37,985
Surplus	1,125,551	1,117,032	1,066,796
Treasury stock	(3,449)	(3,000)	(8,214)
Retained earnings	737,542	676,935	612,821
Accumulated other comprehensive loss	(34,503)	(63,036)	(49,204)
Total shareholders’ equity	1,998,235	1,900,589	1,836,660
Total liabilities and shareholders’ equity	$18,895,681	$18,097,783	$17,613,546

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended			Six months ended
(In thousands, except per share data)	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Interest income
Interest and fees on loans	$151,984	$147,030	$145,983	$299,014	$288,097
Interest bearing deposits with banks	319	249	411	568	980
Federal funds sold and securities purchased under resale agreements	6	4	4	10	19
Securities	13,309	13,114	9,359	26,423	18,111
Trading account securities	5	9	8	14	13
Federal Home Loan Bank and Federal Reserve Bank stock	727	711	693	1,438	1,377
Brokerage customer receivables	200	209	188	409	362
Total interest income	166,550	161,326	156,646	327,876	308,959
Interest expense
Interest on deposits	11,759	11,923	13,675	23,682	28,179
Interest on Federal Home Loan Bank advances	2,705	2,643	2,821	5,348	5,585
Interest on notes payable and other borrowings	510	750	1,132	1,260	2,286
Interest on subordinated notes	354	—	52	354	111
Interest on junior subordinated debentures	2,042	2,004	3,142	4,046	6,261
Total interest expense	17,370	17,320	20,822	34,690	42,422
Net interest income	149,180	144,006	135,824	293,186	266,537
Provision for credit losses	6,660	1,880	15,382	8,540	31,069
Net interest income after provision for credit losses	142,520	142,126	120,442	284,646	235,468
Non-interest income
Wealth management	18,222	16,813	15,892	35,035	30,720
Mortgage banking	23,804	16,428	31,734	40,232	61,879
Service charges on deposit accounts	5,688	5,346	5,035	11,034	9,828
(Losses) gains on available-for-sale securities, net	(336)	(33)	2	(369)	253
Fees from covered call options	1,244	1,542	993	2,786	2,632
Trading (losses) gains, net	(743)	(652)	3,260	(1,395)	2,825
Other	6,223	6,085	7,079	12,308	13,237
Total non-interest income	54,102	45,529	63,995	99,631	121,374
Non-interest expense
Salaries and employee benefits	81,963	79,934	79,225	161,897	156,738
Equipment	7,223	7,403	6,413	14,626	12,597
Occupancy, net	9,850	10,993	8,707	20,843	17,560
Data processing	4,543	4,715	4,358	9,258	8,957
Advertising and marketing	3,558	2,816	2,722	6,374	4,762
Professional fees	4,046	3,454	4,191	7,500	7,412
Amortization of other intangible assets	1,156	1,163	1,164	2,319	2,284
FDIC insurance	3,196	2,951	3,003	6,147	6,447
OREO expense, net	2,490	3,976	2,284	6,466	664
Other	15,566	13,910	16,120	29,476	30,885
Total non-interest expense	133,591	131,315	128,187	264,906	248,306
Income before taxes	63,031	56,340	56,250	119,371	108,536
Income tax expense	24,490	21,840	21,943	46,330	42,177
Net income	$38,541	$34,500	$34,307	$73,041	$66,359
Preferred stock dividends and discount accretion	$1,581	$1,581	$2,617	$3,162	$5,233
Net income applicable to common shares	$36,960	$32,919	$31,690	$69,879	$61,126
Net income per common share - Basic	$0.79	$0.71	$0.85	$1.51	$1.64
Net income per common share - Diluted	$0.76	$0.68	$0.69	$1.44	$1.34
Cash dividends declared per common share	$0.10	$0.10	$—	$0.20	$0.09
Weighted average common shares outstanding	46,520	46,195	37,486	46,358	37,231
Dilutive potential common shares	4,402	4,509	12,354	4,456	12,363
Average common shares and dilutive common shares	50,922	50,704	49,840	50,814	49,594

SUPPLEMENTAL FINANCIAL MEASURES/RATIOS
The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity ratio, tangible common book value per share and return on average tangible common equity. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. The Company references the return on average tangible common equity as a measurement of profitability.

The following table presents a reconciliation of certain non-GAAP performance measures and ratios used by the Company to evaluate and measure the Company’s performance to the most directly comparable GAAP financial measures for the last five quarters.

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars and shares in thousands)	2014	2014	2013	2013	2013	2014	2013
Calculation of Net Interest Margin and Efficiency Ratio
(A) Interest Income (GAAP)	$166,550	$161,326	$160,582	$161,168	$156,646	$327,876	$308,959
Taxable-equivalent adjustment:
- Loans	281	231	226	241	225	511	375
- Liquidity Management Assets	489	455	347	361	356	944	699
- Other Earning Assets	2	4	(1)	7	4	6	5
Interest Income - FTE	$167,322	$162,016	$161,154	$161,777	$157,231	$329,337	$310,038
(B) Interest Expense (GAAP)	17,370	17,320	18,274	19,386	20,822	34,690	42,422
Net interest income - FTE	$149,952	$144,696	$142,880	$142,391	$136,409	$294,647	$267,616
(C) Net Interest Income (GAAP) (A minus B)	$149,180	$144,006	$142,308	$141,782	$135,824	$293,186	$266,537
(D) Net interest margin (GAAP)	3.60%	3.59%	3.51%	3.55%	3.49%	3.59%	3.44%
Net interest margin - FTE	3.62%	3.61%	3.53%	3.57%	3.50%	3.61%	3.46%
(E) Efficiency ratio (GAAP)	65.61%	69.27%	66.15%	64.80%	64.15%	67.37%	64.05%
Efficiency ratio - FTE	65.36%	69.02%	65.95%	64.60%	63.97%	67.12%	63.88%
(F) Net Overhead Ratio (GAAP)	1.74%	1.93%	1.79%	1.65%	1.49%	1.84%	1.48%
Calculation of Tangible Common Equity ratio (at period end)
Total shareholders’ equity	$1,998,235	$1,940,143	$1,900,589	$1,873,566	$1,836,660
(G) Less: Preferred stock	(126,467)	(126,477)	(126,477)	(126,500)	(176,476)
Less: Intangible assets	(398,615)	(391,775)	(393,760)	(376,291)	(377,008)
(H) Total tangible common shareholders’ equity	$1,473,153	$1,421,891	$1,380,352	$1,370,775	$1,283,176
Total assets	$18,895,681	$18,221,163	$18,097,783	$17,682,548	$17,613,546
Less: Intangible assets	(398,615)	(391,775)	(393,760)	(376,291)	(377,008)
(I) Total tangible assets	$18,497,066	$17,829,388	$17,704,023	$17,306,257	$17,236,538
Tangible common equity ratio (H/I)	8.0%	8.0%	7.8%	7.9%	7.4%
Tangible common equity ratio, assuming full conversion of preferred stock ((H-G)/I)	8.7%	8.7%	8.5%	8.7%	8.5%
Calculation of book value per share
Total shareholders’ equity	$1,998,235	$1,940,143	$1,900,589	$1,873,566	$1,836,660
Less: Preferred stock	(126,467)	(126,477)	(126,477)	(126,500)	(176,476)
(J) Total common equity	$1,871,768	$1,813,666	$1,774,112	$1,747,066	$1,660,184
Actual common shares outstanding	46,553	46,259	46,117	39,731	37,725
Add: TEU conversion shares	—	—	—	6,133	6,145
(K) Common shares used for book value calculation	46,553	46,259	46,117	45,864	43,870
Book value per share (J/K)	$40.21	$39.21	$38.47	$38.09	$37.84
Tangible common book value per share (H/K)	$31.64	$30.74	$29.93	$29.89	$29.25
Calculation of return on average common equity
(L) Net income applicable to common shares	36,960	32,919	33,707	33,982	31,690	69,879	61,126
Add: After-tax intangible asset amortization	708	712	726	705	710	1,418	1,395
(M) Tangible net income applicable to common shares	37,668	33,631	34,433	34,687	32,400	71,297	62,521
Total average shareholders' equity	1,971,656	1,923,649	1,895,498	1,853,122	1,859,265	1,947,785	1,838,810
Less: Average preferred stock	(126,473)	(126,477)	(126,484)	(136,278)	(176,454)	(126,475)	(176,438)
(N) Total average common shareholders' equity	1,845,183	1,797,172	1,769,014	1,716,844	1,682,811	1,821,310	1,662,372
Less: Average intangible assets	(396,425)	(392,703)	(391,791)	(376,667)	(372,796)	(394,574)	(369,171)
(O) Total average tangible common shareholders’ equity	1,448,758	1,404,469	1,377,223	1,340,177	1,310,015	1,426,736	1,293,201
Return on average common equity, annualized (L/N)	8.03%	7.43%	7.56%	7.85%	7.55%	7.74%	7.42%
Return on average tangible common equity, annualized (M/O)	10.43%	9.71%	9.92%	10.27%	9.92%	10.08%	9.75%

LOANS
Loan Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	June 30, 2014	December 31, 2013	June 30, 2013	From (1) December 31, 2013	From June 30, 2013
Balance:
Commercial	$3,640,430	$3,253,687	$3,119,931	24%	17%
Commercial real-estate	4,353,472	4,230,035	4,094,628	6	6
Home equity	713,642	719,137	758,260	(2)	(6)
Residential real-estate	451,905	434,992	384,961	8	17
Premium finance receivables - commercial	2,378,529	2,167,565	2,165,734	20	10
Premium finance receivables - life insurance	2,051,645	1,923,698	1,821,147	13	13
Consumer and other(2)	160,373	167,488	172,231	(9)	(7)
Total loans, net of unearned income, excluding covered loans	$13,749,996	$12,896,602	$12,516,892	13%	10%
Covered loans	275,154	346,431	454,602	(41)	(39)
Total loans, net of unearned income	$14,025,150	$13,243,033	$12,971,494	12%	8%
Mix:
Commercial	26%	25%	24%
Commercial real-estate	31	32	31
Home equity	5	5	6
Residential real-estate	3	3	3
Premium finance receivables - commercial	17	16	16
Premium finance receivables - life insurance	15	15	14
Consumer and other(2)	1	1	2
Total loans, net of unearned income, excluding covered loans	98%	97%	96%
Covered loans	2	3	4
Total loans, net of unearned income	100%	100%	100%

(1)	Annualized

(2)	Includes autos, boats, snowmobiles and other indirect consumer loans.

As of June 30, 2014		% of Total Balance	Nonaccrual	> 90 Days Past Due and Still Accruing	Allowance For Loan Losses Allocation

(Dollars in thousands)	Balance
Commercial:
Commercial and industrial	$2,012,480	25.2%	$6,216	$—	$16,237
Franchise	223,456	2.8	—	—	1,888
Mortgage warehouse lines of credit	148,211	1.9	—	—	1,229
Community Advantage - homeowner associations	94,009	1.2	—	—	—
Aircraft	7,847	0.1	—	—	10
Asset-based lending	778,344	9.7	295	—	5,562
Tax exempt	208,913	2.6	—	—	1,017
Leases	144,435	1.8	—	—	6
Other	9,792	0.1	—	—	78
PCI - commercial loans (1)	12,943	0.2	—	1,452	11
Total commercial	$3,640,430	45.6%	$6,511	$1,452	$26,038
Commercial Real-Estate:
Residential construction	$29,959	0.4%	$—	$—	$500
Commercial construction	155,059	1.9	839	—	2,184
Land	105,927	1.3	2,367	—	3,084
Office	667,917	8.4	10,950	—	7,442
Industrial	617,640	7.7	5,097	—	4,577
Retail	697,095	8.7	6,909	—	6,467
Multi-family	636,169	8.0	689	—	4,302
Mixed use and other	1,378,439	17.2	9,470	309	12,146
PCI - commercial real-estate (1)	65,267	0.8	—	15,682	—
Total commercial real-estate	$4,353,472	54.4%	$36,321	$15,991	$40,702
Total commercial and commercial real-estate	$7,993,902	100.0%	$42,832	$17,443	$66,740

Commercial real-estate - collateral location by state:
Illinois	$3,661,706	84.1%
Wisconsin	374,486	8.6
Total primary markets	$4,036,192	92.7%
Florida	64,473	1.5
Arizona	15,330	0.4
Indiana	93,708	2.2
Other (no individual state greater than 0.5%)	143,769	3.2
Total	$4,353,472	100.0%

(1)
Purchased credit impaired ("PCI") loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

DEPOSITS
Deposit Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	June 30, 2014	December 31, 2013	June 30, 2013	From (1) December 31, 2013	From June 30, 2013
Balance:
Non-interest bearing	$3,072,430	$2,721,771	$2,450,659	26%	25%
NOW	2,002,868	1,953,882	2,147,004	5	(7)
Wealth Management deposits (2)	1,220,102	1,013,850	1,083,897	41	13
Money Market	3,591,540	3,359,999	3,037,354	14	18
Savings	1,427,222	1,392,575	1,304,619	5	9
Time certificates of deposit	4,242,214	4,226,712	4,342,321	1	(2)
Total deposits	$15,556,376	$14,668,789	$14,365,854	12%	8%
Mix:
Non-interest bearing	20%	19%	17%
NOW	13	13	15
Wealth Management deposits (2)	8	7	8
Money Market	23	23	21
Savings	9	9	9
Time certificates of deposit	27	29	30
Total deposits	100%	100%	100%

(1)	Annualized

(2)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of The Chicago Trust Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts of the Banks.

Time Certificates of Deposit
Maturity/Re-pricing Analysis
As of June 30, 2014

(Dollars in thousands)	CDARs & Brokered Certificates of Deposit (1)	MaxSafe Certificates of Deposit (1)	Variable Rate Certificates of Deposit (2)	Other Fixed Rate Certificates of Deposit (1)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit (3)
1-3 months	$23,246	$92,928	$154,609	$607,886	$878,669	0.49%
4-6 months	75,000	58,689	—	531,492	665,181	0.54%
7-9 months	95,661	35,954	—	435,204	566,819	0.97%
10-12 months	69,394	27,046	—	479,141	575,581	0.77%
13-18 months	38,477	35,573	—	523,652	597,702	0.99%
19-24 months	36,300	6,735	—	201,292	244,327	0.94%
24+ months	204,713	18,559	—	490,663	713,935	1.16%
Total	$542,791	$275,484	$154,609	$3,269,330	$4,242,214	0.81%

(1)	This category of certificates of deposit is shown by contractual maturity date.

(2)	This category includes variable rate certificates of deposit and savings certificates with the majority repricing on at least a monthly basis.

(3)	Weighted-average rate excludes the impact of purchase accounting fair value adjustments.

NET INTEREST INCOME
The following table presents a summary of Wintrust’s average balances, net interest income and related net interest margins, calculated on a fully tax-equivalent basis, for the second quarter of 2014 compared to the first quarter of 2014 (sequential quarters) and second quarter of 2013 (linked quarters), respectively:

	Average Balance for three months ended,			Interest for three months ended,			Yield/Rate for three months ended,
(Dollars in thousands)	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	March 31, 2014	June 30, 2013
Liquidity management assets(1)(2)(7)	$2,607,980	$2,646,720	$2,560,118	$14,850	$14,533	$10,823	2.28%	2.23%	1.70%
Other earning assets(2)(3)(7)	27,463	28,925	25,775	207	222	201	3.02	3.12	3.13
Loans, net of unearned income(2)(4)(7)	13,710,535	13,278,122	12,546,676	145,169	140,320	137,139	4.25	4.29	4.38
Covered loans	292,553	325,885	491,603	7,096	6,941	9,068	9.73	8.64	7.40
Total earning assets(7)	$16,638,531	$16,279,652	$15,624,172	$167,322	$162,016	$157,231	4.03%	4.04%	4.04%
Allowance for loan and covered loan losses	(98,255)	(110,304)	(126,455)
Cash and due from banks	232,716	223,324	225,712
Other assets	1,529,950	1,588,271	1,560,556
Total assets	$18,302,942	$17,980,943	$17,283,985

Interest-bearing deposits	$12,284,444	$12,121,185	$11,766,422	$11,759	$11,923	$13,675	0.38%	0.40%	0.47%
Federal Home Loan Bank advances	446,778	388,975	434,572	2,705	2,643	2,821	2.43	2.76	2.60
Notes payable and other borrowings	148,135	244,950	273,255	510	750	1,132	1.38	1.24	1.66
Subordinated notes	27,692	—	13,187	354	—	52	5.06	—	1.58
Junior subordinated notes	249,493	249,493	249,493	2,042	2,004	3,142	3.24	3.21	4.98
Total interest-bearing liabilities	$13,156,542	$13,004,603	$12,736,929	$17,370	$17,320	$20,822	0.53%	0.54%	0.65%
Non-interest bearing deposits	2,880,501	2,726,872	2,379,315
Other liabilities	294,243	325,819	308,476
Equity	1,971,656	1,923,649	1,859,265
Total liabilities and shareholders’ equity	$18,302,942	$17,980,943	$17,283,985
Interest rate spread(5)(7)							3.50%	3.50%	3.39%
Net free funds/contribution(6)	$3,481,989	$3,275,049	$2,887,243				0.12%	0.11%	0.11%
Net interest income/ margin(7)				$149,952	$144,696	$136,409	3.62%	3.61%	3.50%

(1)	Liquidity management assets include available-for-sale securities, interest earning deposits with banks, federal funds sold and securities purchased under resale agreements.

(2)
Interest income on tax-advantaged loans, trading securities and securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate of 35%. The total adjustments for the three months ended June 30, 2014, March 31, 2014 and June 30, 2013 were $772,000, $690,000 and $585,000, respectively.

(3)	Other earning assets include brokerage customer receivables and trading account securities.

(4)	Loans, net of unearned income, include loans held-for-sale and non-accrual loans.

(5)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(6)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(7)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

The following table presents a summary of Wintrust's average balances, net interest income and related net interest margins, calculated on a fully tax-equivalent basis, for the six months ended June 30, 2014 compared to the six months ended June 30, 2013:

	Average Balance for six months ended,		Interest for six months ended,		Yield/Rate for six months ended,
(Dollars in thousands)	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Liquidity management assets(1)(2)(7)	$2,627,243	$2,678,059	$29,383	$21,186	2.26%	1.60%
Other earning assets(2)(3)(7)	28,190	24,995	429	381	3.07	3.07
Loans, net of unearned income(2)(4)(7)	13,495,523	12,400,429	285,489	268,879	4.27	4.37
Covered loans	309,127	513,820	14,036	19,592	9.16	7.69
Total earning assets(7)	$16,460,083	$15,617,303	$329,337	$310,038	4.03%	4.00%
Allowance for loan and covered loan losses	(104,247)	(125,841)
Cash and due from banks	228,046	221,552
Other assets	1,558,950	1,557,475
Total assets	$18,142,832	$17,270,489

Interest-bearing deposits	$12,203,266	$11,811,659	$23,682	$28,179	0.39%	0.48%
Federal Home Loan Bank advances	418,036	424,389	5,348	5,585	2.58	2.65
Notes payable and other borrowings	196,274	285,137	1,260	2,286	1.29	1.62
Subordinated notes	13,923	14,088	354	111	5.06	1.57
Junior subordinated notes	249,493	249,493	4,046	6,261	3.23	4.99
Total interest-bearing liabilities	$13,080,992	$12,784,766	$34,690	$42,422	0.53%	0.67%
Non-interest bearing deposits	2,804,111	2,335,265
Other liabilities	309,944	311,648
Equity	1,947,785	1,838,810
Total liabilities and shareholders’ equity	$18,142,832	$17,270,489
Interest rate spread(5)(7)					3.50%	3.33%
Net free funds/contribution(6)	$3,379,091	$2,832,537			0.11%	0.13%
Net interest income/ margin(7)			$294,647	$267,616	3.61%	3.46%

(1)	Liquidity management assets include available-for-sale securities, interest earning deposits with banks, federal funds sold and securities purchased under resale agreements.

(2)
Interest income on tax-advantaged loans, trading securities and securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate of 35%. The total adjustments for the six months ended June 30, 2014, and June 30, 2013 were $1.5 million and $1.1 million, respectively.

(3)	Other earning assets include brokerage customer receivables and trading account securities.

(4)	Loans, net of unearned income, include loans held-for-sale and non-accrual loans.

(5)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(6)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(7)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

NON-INTEREST INCOME
For the second quarter of 2014, non-interest income totaled $54.1 million compared to $45.5 million in the first quarter of 2014 and $64.0 million in the second quarter of 2013. The increase compared to the first quarter of 2014 was primarily attributable to an increase in mortgage banking and wealth management revenues. The decrease compared to the second quarter of 2013 was primarily attributable to a decrease in mortgage banking revenues and trading losses partially offset by higher wealth management revenues.
The following table presents non-interest income by category for the periods presented:

	Three Months Ended
	June 30,	March 31,	June 30,	Q2 2014 compared to Q1 2014		Q2 2014 compared to Q2 2013
(Dollars in thousands)	2014	2014	2013	$ Change	% Change	$ Change	% Change
Brokerage	$8,270	$7,091	$7,426	$1,179	17%	$844	11%
Trust and asset management	9,952	9,722	8,466	230	2	1,486	18
Total wealth management	18,222	16,813	15,892	1,409	8	2,330	15
Mortgage banking	23,804	16,428	31,734	7,376	45	(7,930)	(25)
Service charges on deposit accounts	5,688	5,346	5,035	342	6	653	13
(Losses) gains on available-for-sale securities, net	(336)	(33)	2	(303)	NM	(338)	NM
Fees from covered call options	1,244	1,542	993	(298)	(19)	251	25
Trading (losses) gains, net	(743)	(652)	3,260	(91)	(14)	(4,003)	(123)
Other:
Interest rate swap fees	1,192	951	1,638	241	25	(446)	(27)
Bank Owned Life Insurance	675	712	902	(37)	(5)	(227)	(25)
Administrative services	938	859	832	79	9	106	13
Miscellaneous	3,418	3,563	3,707	(145)	(4)	(289)	(8)
Total Other	6,223	6,085	7,079	138	2	(856)	(12)
Total Non-Interest Income	$54,102	$45,529	$63,995	$8,573	19%	$(9,893)	(15)%
NM - Not Meaningful

	Six months ended		$	%
(Dollars in thousands)	June 30, 2014	June 30, 2013	Change	Change
Brokerage	$15,361	$14,692	$669	5
Trust and asset management	19,674	16,028	3,646	23
Total wealth management	35,035	30,720	4,315	14
Mortgage banking	40,232	61,879	(21,647)	(35)
Service charges on deposit accounts	11,034	9,828	1,206	12
(Losses) gains on available-for-sale securities, net	(369)	253	(622)	NM
Fees from covered call options	2,786	2,632	154	6
Trading (losses) gains, net	(1,395)	2,825	(4,220)	NM
Other:
Interest rate swap fees	2,143	3,909	(1,766)	(45)
Bank Owned Life Insurance	1,387	1,747	(360)	(21)
Administrative services	1,796	1,569	227	14
Miscellaneous	6,982	6,012	970	16
Total Other	12,308	13,237	(929)	(7)
Total Non-Interest Income	$99,631	$121,374	$(21,743)	(18)
NM - Not Meaningful

The significant changes in non-interest income for the quarter ended June 30, 2014 compared to the quarters ended March 31, 2014 and June 30, 2013 are discussed below.

Wealth management revenue totaled $18.2 million in the second quarter of 2014 compared to $16.8 million in the first quarter of 2014, an increase of 8%, and $15.9 million in the second quarter of 2013, an increase of 15%. The increase during the current period compared to prior quarters is mostly attributable to growth in assets under management due to new customers, as well as market appreciation. Wealth management revenue is comprised of the trust and asset management revenue of The Chicago Trust Company and Great Lakes Advisors and the brokerage commissions, money managed fees and insurance product commissions at Wayne Hummer Investments.

For the quarter ended June 30, 2014, mortgage banking revenue totaled $23.8 million, an increase of $7.4 million, or 45%, when compared to the first quarter of 2014, and a decrease of $7.9 million, or 25%, when compared to the second quarter of 2013. The increase in mortgage banking revenue in the second quarter of 2014 as compared to the first quarter of 2014 resulted primarily from higher origination volumes as a result of an improved mortgage banking environment. The decrease in mortgage banking revenue in the second quarter of 2014 as compared to the prior year period resulted primarily from lower loan origination volumes. Originations were higher in the second quarter of 2013 as a result of a more active refinance market as compared to the second quarter of 2014. Mortgage loan originations were $912.4 million in the second quarter of 2014 as compared to $527.3 million and $1.1 billion in the first quarter of 2014 and second quarter of 2013, respectively. Mortgage banking revenue includes revenue from activities related to originating, selling and servicing residential real estate loans for the secondary market.

A summary of mortgage banking components is shown below:

	Three Months Ended			Six Months Ended
(Dollars in thousands)	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Mortgage loans originated and sold	$912,351	$527,272	$1,050,799	$1,439,623	$2,025,231
Mortgage loans serviced for others	926,679	949,434	996,621
Fair value of mortgage servicing rights (MSRs)	8,227	8,719	8,636
MSRs as a percentage of loans serviced	0.89%	0.92%	0.87%

Service charges on deposit accounts totaled $5.7 million in the second quarter of 2014, an increase of $342,000 and $653,000 compared to the quarters ended March 31, 2014 and June 30, 2013, respectively. The increase in the current quarter is primarily a result of higher account analysis fees on deposit accounts which have increased as a result of the Company's commercial banking initiative.

The Company recognized $743,000 of trading losses in the second quarter of 2014 compared to trading losses of $652,000 in the first quarter of 2014 and trading gains of $3.3 million in the second quarter of 2013. Trading gains and losses recorded by the Company primarily result from fair value adjustments related to interest rate derivatives not designated as hedges, primarily interest rate cap instruments that the Company uses to manage interest rate risk, specifically in the event of future increases in short-term interest rates. The change in value of the cap derivatives reflects the present value of expected cash flows over the remaining life of the caps. These expected cash flows are derived from the expected path for and a measure of volatility for short-term interest rates.

Other non-interest income totaled $6.2 million in the second quarter of 2014 compared to $6.1 million in the first quarter of 2014 and $7.1 million in the second quarter of 2013. Other non-interest income decreased in 2014 as compared to the prior year period primarily as a result of an decreased amount of interest rate swap transactions due to a unfavorable change in the rate environment and increased competition.

NON-INTEREST EXPENSE

Non-interest expense for the second quarter of 2014 totaled $133.6 million, an increase of approximately $2.3 million, or 2%, compared to the first quarter of 2014 and an increase of $5.4 million, or 4%, compared to the second quarter of 2013. The increase compared to the first quarter of 2014 was primarily attributable to higher salary and employee benefit costs partially offset by a decrease in OREO expenses and occupancy. The increase compared to the second quarter of 2013 was primarily attributable to higher salary and employee benefit costs and increased occupancy, equipment and advertising and marketing.
The following table presents non-interest expense by category for the periods presented:

	Three Months Ended
	June 30,	March 31,	June 30,	Q2 2014 compared to Q1 2014		Q2 2014 compared to Q2 2013
(Dollars in thousands)	2014	2014	2013	$ Change	% Change	$ Change	% Change
Salaries and employee benefits:
Salaries	$43,349	$43,736	$41,671	$(387)	(1)%	$1,678	4%
Commissions and bonus	25,398	21,534	25,143	3,864	18	255	1
Benefits	13,216	14,664	12,411	(1,448)	(10)	805	6
Total salaries and employee benefits	81,963	79,934	79,225	2,029	3	2,738	3
Equipment	7,223	7,403	6,413	(180)	(2)	810	13
Occupancy, net	9,850	10,993	8,707	(1,143)	(10)	1,143	13
Data processing	4,543	4,715	4,358	(172)	(4)	185	4
Advertising and marketing	3,558	2,816	2,722	742	26	836	31
Professional fees	4,046	3,454	4,191	592	17	(145)	(3)
Amortization of other intangible assets	1,156	1,163	1,164	(7)	(1)	(8)	(1)
FDIC insurance	3,196	2,951	3,003	245	8	193	6
OREO expense, net	2,490	3,976	2,284	(1,486)	(37)	206	9
Other:
Commissions - 3rd party brokers	1,633	1,657	1,128	(24)	(1)	505	45
Postage	1,465	1,429	1,464	36	3	1	—
Stationery and supplies	894	892	887	2	—	7	1
Miscellaneous	11,574	9,932	12,641	1,642	17	(1,067)	(8)
Total other	15,566	13,910	16,120	1,656	12	(554)	(3)
Total Non-Interest Expense	$133,591	$131,315	$128,187	$2,276	2%	$5,404	4%

	Six months ended		$	%
(Dollars in thousands)	June 30, 2014	June 30, 2013	Change	Change
Salaries and employee benefits:
Salaries	$87,085	$83,502	$3,583	4%
Commissions and bonus	46,931	46,419	512	1
Benefits	27,881	26,817	1,064	4
Total salaries and employee benefits	161,897	156,738	5,159	3
Equipment	14,626	12,597	2,029	16
Occupancy, net	20,843	17,560	3,283	19
Data processing	9,258	8,957	301	3
Advertising and marketing	6,374	4,762	1,612	34
Professional fees	7,500	7,412	88	1
Amortization of other intangible assets	2,319	2,284	35	2
FDIC insurance	6,147	6,447	(300)	(5)
OREO expense, net	6,466	664	5,802	NM
Other:
Commissions - 3rd party brokers	3,290	2,362	928	39
Postage	2,894	2,713	181	7
Stationery and supplies	1,786	1,821	(35)	(2)
Miscellaneous	21,506	23,989	(2,483)	(10)
Total other	29,476	30,885	(1,409)	(5)
Total Non-Interest Expense	$264,906	$248,306	$16,600	7%
NM - Not Meaningful

The significant changes in non-interest expense for the quarter ended June 30, 2014 compared to the quarters ended March 31, 2014 and June 30, 2013 are discussed below.

Salaries and employee benefits expense increased $2.0 million, or 3%, in the second quarter of 2014 compared to the first quarter of 2014 primarily as a result of a $3.9 million increase in bonus and commissions primarily attributable higher expenses on variable pay based arrangements partially offset by reduced expense related to the Company's long-term incentive program and a $1.4 million decrease in employee benefits resulting from lower payroll taxes. Salaries and employee benefits expense increased $2.7 million, or 3%, compared to the second quarter of 2013 primarily as a result of a $1.7 million increase in salaries caused by the addition of employees from the various acquisitions and larger staffing as the Company grows.

Equipment expense totaled $7.2 million for the second quarter of 2014, a decrease of $180,000 compared to the first quarter of 2014 and an increase of $810,000 compared to the second quarter of 2013. The increase in the current quarter compared to the prior year quarter is primarily related to additional equipment depreciation as a result of acquisitions as well as increased software license fees. Equipment expense includes depreciation on equipment, maintenance and repairs, equipment rental and software license fees.

Occupancy expense for the second quarter of 2014 was $9.9 million, a decrease of $1.1 million, or 10%, compared to the first quarter of 2014 and an increase of $1.1 million, or 13%, compared to the same period in 2013. The decrease in the second quarter as compared to the first quarter is primarily the result of reduced snow removal expenses and utility expenses on owned locations including those obtained in the Company's acquisitions. The increase in the current quarter as compared to the prior year quarter is primarily due to expenses incurred related to properties acquired in the last year. Occupancy expense includes depreciation on premises, real estate taxes, utilities and maintenance of premises, as well as net rent expense for leased premises.

Data processing expenses totaled $4.5 million in the second quarter of 2014 compared to $4.7 million recorded in the first quarter of 2014 and $4.4 million recorded in the second quarter of 2013. The amount of data processing expenses incurred fluctuates based on the overall growth of loan and deposit accounts as well as additional expenses recorded related to bank acquisition transactions.

Advertising and marketing expenses totaled $3.6 million in the second quarter of 2014 an increase of $742,000 compared to the first quarter of 2014 and $836,000 compared to the second quarter of 2013. The increase in the current quarter compared to the prior periods relates primarily to expenses for community ads and sponsorships.

Professional fees for the second quarter of 2014 were $4.0 million, an increase of $592,000, or 17%, compared to the first quarter of 2014 and an decrease of $145,000, or 3%, compared to the same period in 2013. The increase in the current quarter as compared to the first quarter of 2014 is due to an increase in legal expenses, including legal fees incurred in connection with recent acquisitions. Professional fees include legal, audit and tax fees, external loan review costs and normal regulatory exam assessments.

OREO expense totaled $2.5 million in the second quarter of 2014 compared to OREO expense of $4.0 million recorded in the first quarter of 2014 and OREO expense of $2.3 million recorded in the second quarter of 2013. OREO expense was lower in the current quarter compared to the quarter ended March 31, 2014 primarily due to fewer negative valuation adjustments of certain OREO properties. OREO costs include all costs related to obtaining, maintaining and selling other real estate owned properties.

Miscellaneous expense in the second quarter of 2014 increased $1.6 million, or 17%, compared to the quarter ended March 31, 2014 and decreased $1.1 million, or 8%, compared to the quarter ended June 30, 2013. Miscellaneous expense includes ATM expenses, correspondent bank charges, directors' fees, telephone, travel and entertainment, corporate insurance, dues and subscriptions, problem loan expenses and lending origination costs that are not deferred.

ASSET QUALITY
Allowance for Credit Losses, excluding covered loans

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2014	2014	2013	2014	2013
Allowance for loan losses at beginning of period	$92,275	$96,922	$110,348	$96,922	$107,351
Provision for credit losses	6,813	3,304	15,133	10,117	30,500
Other adjustments	(105)	(148)	(309)	(253)	(538)
Reclassification (to) from allowance for unfunded lending-related commitments	(146)	(18)	65	(164)	(148)
Charge-offs:
Commercial	2,384	648	1,093	3,032	5,633
Commercial real estate	2,351	4,493	14,947	6,844	18,246
Home equity	730	2,267	1,785	2,997	4,182
Residential real estate	689	226	517	915	2,245
Premium finance receivables - commercial	1,492	1,210	1,306	2,702	2,374
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	213	173	128	386	257
Total charge-offs	7,859	9,017	19,776	16,876	32,937
Recoveries:
Commercial	270	317	268	587	563
Commercial real estate	342	145	584	487	952
Home equity	122	257	171	379	333
Residential real estate	74	131	18	205	23
Premium finance receivables - commercial	312	319	279	631	564
Premium finance receivables - life insurance	2	2	—	4	9
Consumer and other	153	61	61	214	170
Total recoveries	1,275	1,232	1,381	2,507	2,614
Net charge-offs	(6,584)	(7,785)	(18,395)	(14,369)	(30,323)
Allowance for loan losses at period end	$92,253	$92,275	$106,842	$92,253	$106,842
Allowance for unfunded lending-related commitments at period end	884	737	3,563	884	3,563
Allowance for credit losses at period end	$93,137	$93,012	$110,405	$93,137	$110,405
Annualized net charge-offs by category as a percentage of its own respective category’s average:
Commercial	0.24%	0.04%	0.11%	0.14%	0.35%
Commercial real estate	0.19	0.41	1.42	0.30	0.87
Home equity	0.34	1.14	0.85	0.74	1.01
Residential real estate	0.35	0.06	0.26	0.21	0.59
Premium finance receivables - commercial	0.20	0.16	0.20	0.18	0.18
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	0.14	0.26	0.15	0.20	0.09
Total loans, net of unearned income, excluding covered loans	0.19%	0.24%	0.59%	0.21%	0.49%
Net charge-offs as a percentage of the provision for credit losses	96.62%	235.65%	121.57%	142.02%	99.42%
Loans at period-end, excluding covered loans	$13,749,996	$13,133,160	$12,516,892
Allowance for loan losses as a percentage of loans at period end	0.67%	0.70%	0.85%
Allowance for credit losses as a percentage of loans at period end	0.68%	0.71%	0.88%

The allowance for credit losses, excluding the allowance for covered loan losses, is comprised of the allowance for loan losses and the allowance for unfunded lending-related commitments. The allowance for loan losses is a reserve against loan amounts that are actually funded and outstanding while the allowance for unfunded lending-related commitments (separate liability account) relates to certain amounts that Wintrust is committed to lend but for which funds have not yet been disbursed. The provision for credit losses, excluding the provision for covered loan losses, may contain both a component related to funded loans (provision for loan losses) and a component related to lending-related commitments (provision for unfunded loan commitments and letters of credit).
The provision for credit losses, excluding the provision for covered loan losses, totaled $6.8 million for the second quarter of 2014, as compared to $3.3 million for the first quarter of 2014 and $15.1 million for the second quarter of 2013. For the quarter ended June 30, 2014, net charge-offs, excluding covered loans, totaled $6.6 million compared to $7.8 million in the first quarter of 2014 and $18.4 million recorded in the second quarter of 2013. Annualized net charge-offs as a percentage of average loans, excluding covered loans, were 0.19% in the second quarter of 2014, 0.24% in the first quarter of 2014 and 0.59% in the second quarter of 2013. Net charge-offs decreased in the second quarter of 2014 compared to the first quarter of 2014 primarily as a result of a $2.3 million decrease in net charge-offs within the commercial real-estate loan portfolio and a $1.4 million decrease within the home equity loan portfolio, partially offset by a $1.8 million increase within the commercial loan portfolio. Compared to the second quarter of 2013, net charge-offs decreased primarily as a result of a $12.4 million decrease in net charge-offs within the commercial real-estate loan portfolio and a $1.0 million decrease within the home equity loan portfolio, partially offset by a $1.3 million increase within the commercial loan portfolio.
The allowance for unfunded lending-related commitments totaled $884,000 as of June 30, 2014 compared to $737,000 as of March 31, 2014 and $3.6 million as of June 30, 2013. The decrease when compared to the second quarter of 2013 was primarily attributable to the funding of one letter of credit in the third quarter of 2013 and the expiration of one letter of credit in the fourth quarter of 2013.
The lower level of the allowance for credit losses in 2014 reflects the improvements in credit quality metrics compared to 2013. Management believes the allowance for credit losses is appropriate to provide for inherent losses in the portfolio. There can be no assurances however, that future losses will not exceed the amounts provided for, thereby affecting future results of operations. The amount of future additions to the allowance for credit losses will be dependent upon management’s assessment of the appropriateness of the allowance based on its evaluation of economic conditions, changes in real estate values, interest rates, the regulatory environment, the level of past-due and non-performing loans, and other factors.
The Company also provides a provision for covered loan losses on covered loans and maintains an allowance for covered loan losses on covered loans. Please see “Covered Assets” later in this document for more detail.
The following table presents the provision for credit losses and allowance for credit losses by component for the periods presented:

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2014	2014	2013	2014	2013
Provision for loan losses	$6,667	$3,286	$15,198	$9,953	$30,352
Provision for unfunded lending-related commitments	146	18	(65)	164	148
Provision for covered loan losses	(153)	(1,424)	249	(1,577)	569
Provision for credit losses	$6,660	$1,880	$15,382	$8,540	$31,069

			Period End
			June 30,	March 31,	June 30,
			2014	2014	2013
Allowance for loan losses			$92,253	$92,275	$106,842
Allowance for unfunded lending-related commitments			884	737	3,563
Allowance for covered loan losses			1,667	3,447	14,429
Allowance for credit losses			$94,804	$96,459	$124,834

The tables below summarize the calculation of allowance for loan losses for the Company’s core loan portfolio and consumer, niche and purchased loan portfolio as of June 30, 2014 and March 31, 2014.

	As of June 30, 2014
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:
Commercial and industrial (1)	$1,988,656	$16,208	0.82%
Asset-based lending (1)	775,756	5,562	0.72
Tax exempt (1)	208,787	1,017	0.49
Leases (1)	144,310	6	—
Other (1)	9,792	78	0.80
Commercial real-estate:
Residential construction (1)	29,605	500	1.69
Commercial construction (1)	154,266	2,184	1.42
Land (1)	99,517	3,084	3.10
Office (1)	654,424	7,406	1.13
Industrial (1)	602,224	4,568	0.76
Retail (1)	676,629	6,459	0.95
Multi-family (1)	599,261	4,301	0.72
Mixed use and other (1)	1,323,802	12,126	0.92
Home equity (1)	693,345	13,852	2.00
Residential real-estate (1)	425,918	3,667	0.86
Total core loan portfolio	$8,386,292	$81,018	0.97%
Commercial:
Franchise	$223,456	$1,888	0.84%
Mortgage warehouse lines of credit	148,211	1,229	0.83
Community Advantage - homeowner associations	94,009	—	—
Aircraft	6,881	10	0.15
Purchased non-covered commercial loans (2)	40,572	40	0.10
Commercial real-estate:
Purchased non-covered commercial real-estate (2)	213,744	74	0.03
Purchased non-covered home equity (2)	20,297	66	0.33
Purchased non-covered residential real-estate (2)	25,987	66	0.25
Premium finance receivables
U.S. commercial insurance loans	2,085,483	5,129	0.25
Canada commercial insurance loans (2)	293,046	514	0.18
Life insurance loans (1)	1,641,885	666	0.04
Purchased life insurance loans (2)	409,760	—	—
Consumer and other (1)	157,268	1,539	0.98
Purchased non-covered consumer and other (2)	3,105	14	0.45
Total consumer, niche and purchased loan portfolio	$5,363,704	$11,235	0.21%
Total loans, net of unearned income, excluding covered loans	$13,749,996	$92,253	0.67%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

	As of March 31, 2014
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:
Commercial and industrial (1)	$1,969,882	$15,997	0.81%
Asset-based lending (1)	739,302	5,303	0.72
Tax exempt (1)	177,616	1,240	0.70
Leases (1)	121,817	2	—
Other (1)	10,261	63	0.61
Commercial real-estate:
Residential construction (1)	35,103	775	2.21
Commercial construction (1)	149,435	2,298	1.54
Land (1)	100,782	2,990	2.97
Office (1)	637,730	5,732	0.90
Industrial (1)	608,977	4,955	0.81
Retail (1)	658,016	5,562	0.85
Multi-family (1)	538,231	9,858	1.83
Mixed use and other (1)	1,302,712	12,349	0.95
Home equity (1)	686,209	10,906	1.59
Residential real-estate (1)	398,863	4,583	1.15
Total core loan portfolio	$8,134,936	$82,613	1.02%
Commercial:
Franchise	$221,101	$1,482	0.67%
Mortgage warehouse lines of credit	60,809	494	0.81
Community Advantage - homeowner associations	91,414	—	—
Aircraft	7,540	17	0.23
Purchased non-covered commercial loans (2)	39,455	91	0.23
Commercial real-estate:
Purchased non-covered commercial real-estate (2)	231,269	86	0.04
Purchased non-covered home equity (2)	21,539	60	0.28
Purchased non-covered residential real-estate (2)	27,906	108	0.39
Premium finance receivables
U.S. commercial insurance loans	1,959,081	4,840	0.25
Canada commercial insurance loans (2)	249,280	166	0.07
Life insurance loans (1)	1,516,132	576	0.04
Purchased life insurance loans (2)	413,202	—	—
Consumer and other (1)	153,587	1,725	1.12
Purchased non-covered consumer and other (2)	5,909	17	0.29
Total consumer, niche and purchased loan portfolio	$4,998,224	$9,662	0.19%
Total loans, net of unearned income, excluding covered loans	$13,133,160	$92,275	0.70%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

As part of a quarterly review performed by Management to determine if the Company’s allowance for loan losses is appropriate, an analysis is prepared on the loan portfolio based upon a breakout of core loans and consumer, niche and purchased loans. A summary of the allowance for loan losses calculated for the loan components in both the core loan portfolio and the consumer, niche and purchased loan portfolio was shown on the previous pages as of June 30, 2014 and March 31, 2014. The allowance for loan losses to core loans was 0.97% compared to 0.21% for consumer, niche and purchased loans and 0.67% for the entire loan portfolio as of June 30, 2014. As of March 31, 2014, the allowance for loan losses to core loans was 1.02% compared to 0.19% for consumer, niche and purchased loans and 0.70% for the entire loan portfolio.

The decrease in the allowance for loan losses to core loans in the second quarter of 2014 compared to the first quarter of 2014 was attributable to a shift in the mix of core loans requiring ASC 450 reserves (general reserves) in the current quarter and a smaller population of core loans requiring ASC 310 reserves (specific reserves).  Loans requiring ASC 450 reserves typically have lower reserve factors as compared to core loans requiring ASC 310 reserves.  ASC 310 reserves are maintained on impaired loans.

The table below shows the aging of the Company’s loan portfolio at June 30, 2014 and March 31, 2014:

		90+ days	60-89	30-59
As of June 30, 2014		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial
Commercial and industrial	$6,216	$—	$4,165	$21,610	$1,980,489	$2,012,480
Franchise	—	—	—	549	222,907	223,456
Mortgage warehouse lines of credit	—	—	—	1,680	146,531	148,211
Community Advantage - homeowners association	—	—	—	—	94,009	94,009
Aircraft	—	—	—	—	7,847	7,847
Asset-based lending	295	—	—	6,047	772,002	778,344
Tax exempt	—	—	—	—	208,913	208,913
Leases	—	—	—	36	144,399	144,435
Other	—	—	—	—	9,792	9,792
PCI - commercial (1)	—	1,452	—	224	11,267	12,943
Total commercial	6,511	1,452	4,165	30,146	3,598,156	3,640,430
Commercial real-estate
Residential construction	—	—	—	18	29,941	29,959
Commercial construction	839	—	—	—	154,220	155,059
Land	2,367	—	614	4,502	98,444	105,927
Office	10,950	—	999	3,911	652,057	667,917
Industrial	5,097	—	899	690	610,954	617,640
Retail	6,909	—	1,334	2,560	686,292	697,095
Multi-family	689	—	244	4,717	630,519	636,169
Mixed use and other	9,470	309	5,384	12,300	1,350,976	1,378,439
PCI - commercial real-estate (1)	—	15,682	155	1,595	47,835	65,267
Total commercial real-estate	36,321	15,991	9,629	30,293	4,261,238	4,353,472
Home equity	5,804	—	1,392	3,324	703,122	713,642
Residential real estate	15,294	—	1,487	1,978	430,364	449,123
PCI - residential real estate (1)	—	988	111	—	1,683	2,782
Premium finance receivables
Commercial insurance loans	12,298	10,275	12,335	14,672	2,328,949	2,378,529
Life insurance loans	—	649	896	4,783	1,635,557	1,641,885
PCI - life insurance loans (1)	—	—	—	—	409,760	409,760
Consumer and other	1,116	73	558	600	157,828	160,175
PCI - consumer and other (1)	—	—	4	—	194	198
Total loans, net of unearned income, excluding covered loans	$77,344	$29,428	$30,577	$85,796	$13,526,851	$13,749,996
Covered loans	6,690	34,486	4,003	1,482	228,493	275,154
Total loans, net of unearned income	$84,034	$63,914	$34,580	$87,278	$13,755,344	$14,025,150

(1)
Purchased credit impaired ("PCI") loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

Aging as a % of Loan Balance:	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial
Commercial and industrial	0.3%	—%	0.2%	1.1%	98.4%	100.0%
Franchise	—	—	—	0.2	99.8	100.0
Mortgage warehouse lines of credit	—	—	—	1.1	98.9	100.0
Community Advantage - homeowners association	—	—	—	—	100.0	100.0
Aircraft	—	—	—	—	100.0	100.0
Asset-based lending	—	—	—	0.8	99.2	100.0
Tax exempt	—	—	—	—	100.0	100.0
Leases	—	—	—	—	100.0	100.0
Other	—	—	—	—	100.0	100.0
PCI - commercial(1)	—	11.2	—	1.7	87.1	100.0
Total commercial	0.2	—	0.1	0.8	98.9	100.0
Commercial real-estate
Residential construction	—	—	—	0.1	99.9	100.0
Commercial construction	0.5	—	—	—	99.5	100.0
Land	2.2	—	0.6	4.3	92.9	100.0
Office	1.6	—	0.1	0.6	97.7	100.0
Industrial	0.8	—	0.1	0.1	99.0	100.0
Retail	1.0	—	0.2	0.4	98.4	100.0
Multi-family	0.1	—	—	0.7	99.2	100.0
Mixed use and other	0.7	—	0.4	0.9	98.0	100.0
PCI - commercial real-estate (1)	—	24.0	0.2	2.4	73.4	100.0
Total commercial real-estate	0.8	0.4	0.2	0.7	97.9	100.0
Home equity	0.8	—	0.2	0.5	98.5	100.0
Residential real estate	3.4	—	0.3	0.4	95.9	100.0
PCI - residential real estate(1)	—	35.5	4.0	—	60.5	100.0
Premium finance receivables
Commercial insurance loans	0.5	0.4	0.5	0.6	98.0	100.0
Life insurance loans	—	—	0.1	0.3	99.6	100.0
PCI - life insurance loans (1)	—	—	—	—	100.0	100.0
Consumer and other	0.7	—	0.3	0.4	98.6	100.0
PCI - consumer and other(1)	—	—	2.0	—	98.0	100.0
Total loans, net of unearned income, excluding covered loans	0.6%	0.2%	0.2%	0.6%	98.4%	100.0%
Covered loans	2.4	12.5	1.5	0.5	83.1	100.0
Total loans, net of unearned income	0.6%	0.5%	0.2%	0.6%	98.1%	100.0%
As of June 30, 2014, $30.6 million of all loans, excluding covered loans, or 0.2%, were 60 to 89 days past due and $85.8 million, or 0.6%, were 30 to 59 days (or one payment) past due. As of March 31, 2014, $26.4 million of all loans, excluding covered loans, or 0.2%, were 60 to 89 days past due and $102.3 million, or 0.8%, were 30 to 59 days (or one payment) past due. The majority of the commercial and commercial real estate loans shown as 60 to 89 days and 30 to 59 days past due are included on the Company’s internal problem loan reporting system. Loans on this system are closely monitored by management on a monthly basis.
The Company’s home equity and residential loan portfolios continue to exhibit low delinquency ratios. Home equity loans at June 30, 2014 that are current with regard to the contractual terms of the loan agreement represent 98.5% of the total home equity portfolio. Residential real estate loans at June 30, 2014 that are current with regards to the contractual terms of the loan agreements comprise 95.6% of total residential real estate loans outstanding, which includes purchased non-covered residential real-estate.

The table below shows the aging of the Company’s loan portfolio at March 31, 2014:

		90+ days	60-89	30-59
As of March 31, 2014		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial
Commercial and industrial	$11,112	$387	$2,235	$16,150	$1,965,425	$1,995,309
Franchise	—	—	—	75	221,026	221,101
Mortgage warehouse lines of credit	—	—	—	—	60,809	60,809
Community Advantage - homeowners association	—	—	—	—	91,414	91,414
Aircraft	—	—	—	—	8,840	8,840
Asset-based lending	670	—	—	10,573	729,425	740,668
Tax exempt	—	—	—	—	177,973	177,973
Leases	—	—	—	—	121,986	121,986
Other	—	—	—	—	10,261	10,261
PCI - commercial(1)	—	1,079	—	865	8,892	10,836
Total commercial	11,782	1,466	2,235	27,663	3,396,051	3,439,197
Commercial real-estate
Residential construction	—	—	680	27	35,690	36,397
Commercial construction	844	—	—	—	150,786	151,630
Land	2,405	—	2,682	3,438	99,445	107,970
Office	6,970	—	1,672	8,868	633,655	651,165
Industrial	6,101	—	1,114	2,706	615,139	625,060
Retail	9,540	—	217	3,089	664,584	677,430
Multi-family	1,327	—	—	3,820	570,616	575,763
Mixed use and other	6,546	—	6,626	10,744	1,337,320	1,361,236
PCI - commercial real-estate (1)	—	21,073	2,791	6,169	45,571	75,604
Total commercial real-estate	33,733	21,073	15,782	38,861	4,152,806	4,262,255
Home equity	7,311	—	1,650	4,972	693,815	707,748
Residential real estate	14,385	—	946	4,889	403,474	423,694
PCI - residential real estate (1)	—	1,414	—	248	1,413	3,075
Premium finance receivables
Commercial insurance loans	14,517	6,808	5,600	20,777	2,160,659	2,208,361
Life insurance loans	—	—	—	4,312	1,511,820	1,516,132
Purchased life insurance loans (1)	—	—	—	—	413,202	413,202
Consumer and other	1,144	57	213	550	157,290	159,254
PCI - consumer and other (1)	—	48	—	20	174	242
Total loans, net of unearned income, excluding covered loans	$82,872	$30,866	$26,426	$102,292	$12,890,704	$13,133,160
Covered loans	9,136	35,831	6,682	7,042	253,787	312,478
Total loans, net of unearned income	$92,008	$66,697	$33,108	$109,334	$13,144,491	$13,445,638

(1)
Purchased credit impaired ("PCI") loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

Aging as a % of Loan Balance:	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial
Commercial and industrial	0.6%	—%	0.1%	0.8%	98.5%	100.0%
Franchise	—	—	—	—	100.0	100.0
Mortgage warehouse lines of credit	—	—	—	—	100.0	100.0
Community Advantage - homeowners association	—	—	—	—	100.0	100.0
Aircraft	—	—	—	—	100.0	100.0
Asset-based lending	0.1	—	—	1.4	98.5	100.0
Tax exempt	—	—	—	—	100.0	100.0
Leases	—	—	—	—	100.0	100.0
Other	—	—	—	—	100.0	100.0
PCI - commercial(1)	—	10.0	—	8.0	82.0	100.0
Total commercial	0.3	—	0.1	0.8	98.8	100.0
Commercial real-estate
Residential construction	—	—	1.9	0.1	98.0	100.0
Commercial construction	0.6	—	—	—	99.4	100.0
Land	2.2	—	2.5	3.2	92.1	100.0
Office	1.1	—	0.3	1.4	97.2	100.0
Industrial	1.0	—	0.2	0.4	98.4	100.0
Retail	1.4	—	—	0.5	98.1	100.0
Multi-family	0.2	—	—	0.7	99.1	100.0
Mixed use and other	0.5	—	0.5	0.8	98.2	100.0
PCI - commercial real-estate (1)	—	27.9	3.7	8.2	60.2	100.0
Total commercial real-estate	0.8	0.5	0.4	0.9	97.4	100.0
Home equity	1.0	—	0.2	0.7	98.1	100.0
Residential real estate	3.4	—	0.2	1.2	95.2	100.0
PCI - residential real estate (1)	—	46.0	—	8.1	45.9	100.0
Premium finance receivables
Commercial insurance loans	0.7	0.3	0.3	0.9	97.8	100.0
Life insurance loans	—	—	—	0.3	99.7	100.0
Purchased life insurance loans (1)	—	—	—	—	100.0	100.0
Consumer and other	0.7	—	0.1	0.3	98.9	100.0
PCI - consumer and other (1)	—	19.8	—	8.3	71.9	100.0
Total loans, net of unearned income, excluding covered loans	0.6%	0.2%	0.2%	0.8%	98.2%	100.0%
Covered loans	2.9	11.5	2.1	2.3	81.2	100.0
Total loans, net of unearned income	0.7%	0.5%	0.2%	0.8%	97.8%	100.0%

Non-performing Assets, excluding covered assets
The following table sets forth Wintrust’s non-performing assets and troubled debt restructurings ("TDRs") performing under the contractual terms of the loan agreement, excluding covered assets and non-covered PCI loans, at the dates indicated.

	June 30,	March 31,	June 30,
(Dollars in thousands)	2014	2014	2013
Loans past due greater than 90 days and still accruing(1):
Commercial	$—	$387	$100
Commercial real-estate	309	—	3,263
Home equity	—	—	25
Residential real-estate	—	—	—
Premium finance receivables - commercial	10,275	6,808	6,671
Premium finance receivables - life insurance	649	—	1,212
Consumer and other	73	57	217
Total loans past due greater than 90 days and still accruing	11,306	7,252	11,488
Non-accrual loans(2):
Commercial	6,511	11,782	17,248
Commercial real-estate	36,321	33,733	54,825
Home equity	5,804	7,311	12,322
Residential real-estate	15,294	14,385	10,213
Premium finance receivables - commercial	12,298	14,517	13,605
Premium finance receivables - life insurance	—	—	16
Consumer and other	1,116	1,144	1,768
Total non-accrual loans	77,344	82,872	109,997
Total non-performing loans:
Commercial	6,511	12,169	17,348
Commercial real-estate	36,630	33,733	58,088
Home equity	5,804	7,311	12,347
Residential real-estate	15,294	14,385	10,213
Premium finance receivables - commercial	22,573	21,325	20,276
Premium finance receivables - life insurance	649	—	1,228
Consumer and other	1,189	1,201	1,985
Total non-performing loans	$88,650	$90,124	$121,485
Other real estate owned	51,673	47,656	44,623
Other real estate owned - from acquisitions	7,915	6,475	12,402
Other repossessed assets	311	426	1,032
Total non-performing assets	$148,549	$144,681	$179,542
TDRs performing under the contractual terms of the loan agreement	$72,199	$74,622	$93,810
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.18%	0.35%	0.56%
Commercial real-estate	0.84	0.79	1.42
Home equity	0.81	1.03	1.63
Residential real-estate	3.38	3.37	2.65
Premium finance receivables - commercial	0.95	0.97	0.94
Premium finance receivables - life insurance	0.03	—	0.07
Consumer and other	0.74	0.75	1.15
Total loans, net of unearned income	0.64%	0.69%	0.97%
Total non-performing assets as a percentage of total assets	0.79%	0.79%	1.02%
Allowance for loan losses as a percentage of total non-performing loans	104.06%	102.39%	87.95%

(1) As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.
(2) Non-accrual loans included TDRs totaling $15.9 million, $17.9 million, and $32.4 million as of June 30, 2014, March 31, 2014, and June 30, 2013, respectively.

Non-performing Commercial and Commercial Real Estate
Commercial non-performing loans totaled $6.5 million as of June 30, 2014 compared to $12.2 million as of March 31, 2014 and $17.3 million as of June 30, 2013. Commercial real estate non-performing loans totaled $36.6 million as of June 30, 2014 compared to $33.7 million as of March 31, 2014 and $58.1 million as of June 30, 2013.
Management is pursuing the resolution of all credits in this category. At this time, management believes reserves are appropriate to absorb inherent losses that are expected upon the ultimate resolution of these credits.
Non-performing Residential Real Estate and Home Equity
Non-performing home equity and residential real estate loans totaled $21.1 million as of June 30, 2014. The balance remained relatively unchanged from March 31, 2014 and decreased $1.5 million from June 30, 2013. The June 30, 2014 non-performing balance is comprised of $15.3 million of residential real estate (79 individual credits) and $5.8 million of home equity loans (39 individual credits). On average, this is approximately 8 non-performing residential real estate loans and home equity loans per chartered bank within the Company. The Company believes control and collection of these loans is very manageable. At this time, management believes reserves are adequate to absorb inherent losses that are expected upon the ultimate resolution of these credits.
Non-performing Commercial Insurance Premium Finance Receivables
The table below presents the level of non-performing property and casualty premium finance receivables as of June 30, 2014, March 31, 2014 and June 30, 2013 and the amount of net charge-offs for the quarters then ended.

	June 30,	March 31,	June 30,
(Dollars in thousands)	2014	2014	2013
Non-performing premium finance receivables - commercial	$22,573	$21,325	$20,276
- as a percent of premium finance receivables - commercial outstanding	0.95%	0.97%	0.94%
Net charge-offs of premium finance receivables - commercial	$1,180	$891	$1,027
- annualized as a percent of average premium finance receivables - commercial	0.20%	0.16%	0.20%
Fluctuations in this category may occur due to timing and nature of account collections from insurance carriers. The Company’s underwriting standards, regardless of the condition of the economy, have remained consistent. We anticipate that net charge-offs and non-performing asset levels in the near term will continue to be at levels that are within acceptable operating ranges for this category of loans. Management is comfortable with administering the collections at this level of non-performing property and casualty premium finance receivables and believes reserves are adequate to absorb inherent losses that are expected upon the ultimate resolution of these credits.
Due to the nature of collateral for commercial premium finance receivables, it customarily takes 60-150 days to convert the collateral into cash. Accordingly, the level of non-performing commercial premium finance receivables is not necessarily indicative of the loss inherent in the portfolio. In the event of default, Wintrust has the power to cancel the insurance policy and collect the unearned portion of the premium from the insurance carrier. In the event of cancellation, the cash returned in payment of the unearned premium by the insurer should generally be sufficient to cover the receivable balance, the interest and other charges due. Due to notification requirements and processing time by most insurance carriers, many receivables will become delinquent beyond 90 days while the insurer is processing the return of the unearned premium. Management continues to accrue interest until maturity as the unearned premium is ordinarily sufficient to pay-off the outstanding balance and contractual interest due.

Nonperforming Loans Rollforward
The table below presents a summary of the changes in the balance of non-performing loans, excluding covered loans, for the periods presented:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2014	2014	2013	2014	2013
Balance at beginning of period	$90,124	$103,334	$128,633	$103,334	$118,083
Additions, net	15,143	5,655	21,348	20,798	49,378
Return to performing status	(1,094)	(1,973)	(817)	(3,067)	(817)
Payments received	(3,083)	(3,730)	(10,552)	(6,813)	(14,673)
Transfer to OREO and other repossessed assets	(9,741)	(10,013)	(5,271)	(19,754)	(12,161)
Charge-offs	(4,602)	(4,774)	(11,325)	(9,376)	(20,473)
Net change for niche loans (1)	1,903	1,625	(531)	3,528	2,148
Balance at end of period	$88,650	$90,124	$121,485	$88,650	$121,485

(1)	This includes activity for premium finance receivables and indirect consumer loans.
TDRs
The table below presents a summary of TDRs as of the respective date, presented by loan category and accrual status:

	June 30,	March 31,	June 30,
(Dollars in thousands)	2014	2014	2013
Accruing TDRs:
Commercial	$5,225	$5,844	$7,316
Commercial real estate	63,178	64,726	82,072
Residential real estate and other	3,796	4,052	4,422
Total accrual	$72,199	$74,622	$93,810
Non-accrual TDRs: (1)
Commercial	$1,192	$1,434	$1,904
Commercial real estate	12,656	14,774	28,552
Residential real estate and other	2,060	1,687	1,930
Total non-accrual	$15,908	$17,895	$32,386
Total TDRs:
Commercial	$6,417	$7,278	$9,220
Commercial real estate	75,834	79,500	110,624
Residential real estate and other	5,856	5,739	6,352
Total TDRs	$88,107	$92,517	$126,196
Weighted-average contractual interest rate of TDRs	4.04%	4.02%	4.06%

(1)	Included in total non-performing loans.
At June 30, 2014, the Company had $88.1 million in loans modified in TDRs. The $88.1 million in TDRs represents 143 credits in which economic concessions were granted to certain borrowers to better align the terms of their loans with their current ability to pay. The balance decreased from $92.5 million representing 143 credits at March 31, 2014 and decreased from $126.2 million representing 167 credits at June 30, 2013.

The table below presents a summary of TDRs as of June 30, 2014 and June 30, 2013, and shows the changes in the balance during the periods presented:
Three Months Ended June 30, 2014

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$7,278	$79,500	$5,739	$92,517
Additions during the period	—	2,020	220	2,240
Reductions:
Charge-offs	(17)	(19)	(73)	(109)
Transferred to OREO and other repossessed assets	(252)	(3,780)	—	(4,032)
Removal of TDR loan status (1)	(383)	—	—	(383)
Payments received	(209)	(1,887)	(30)	(2,126)
Balance at period end	$6,417	$75,834	$5,856	$88,107
Three Months Ended June 30, 2013

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$11,837	$98,303	$6,205	$116,345
Additions during the period	—	14,067	401	14,468
Reductions:
Charge-offs	(27)	(371)	(240)	(638)
Transferred to OREO and other repossessed assets	—	(670)	—	(670)
Removal of TDR loan status (1)	(2,231)	—	—	(2,231)
Payments received	(359)	(705)	(14)	(1,078)
Balance at period end	$9,220	$110,624	$6,352	$126,196

(1)
Loan was previously classified as a troubled debt restructuring and subsequently performed in compliance with the loan’s modified terms for a period of six months (including over a calendar year-end) at a modified interest rate which represented a market rate at the time of restructuring. Per our TDR policy, the TDR classification is removed.

Six Months Ended June 30, 2014

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$7,388	$93,535	$6,180	$107,103
Additions during the period	88	7,177	220	7,485
Reductions:
Charge-offs	(23)	(3,732)	(479)	(4,234)
Transferred to OREO and other repossessed assets	(252)	(16,057)	—	(16,309)
Removal of TDR loan status (1)	(383)	—	—	(383)
Payments received	(401)	(5,089)	(65)	(5,555)
Balance at period end	$6,417	$75,834	$5,856	$88,107

(1)
Loan was previously classified as a troubled debt restructuring and subsequently performed in compliance with the loan’s modified terms for a period of six months (including over a calendar year-end) at a modified interest rate which represented a market rate at the time of restructuring. Per our TDR policy, the TDR classification is removed.

Six Months Ended June 30, 2013

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$17,995	$102,415	$6,063	$126,473
Additions during the period	708	15,259	778	16,745
Reductions:
Charge-offs	(2,169)	(1,743)	(257)	(4,169)
Transferred to OREO and other repossessed assets	(3,800)	(837)	(103)	(4,740)
Removal of TDR loan status (1)	(2,840)	—	—	(2,840)
Payments received	(674)	(4,470)	(129)	(5,273)
Balance at period end	$9,220	$110,624	$6,352	$126,196

(1)
Loan was previously classified as a troubled debt restructuring and subsequently performed in compliance with the loan’s modified terms for a period of six months (including over a calendar year-end) at a modified interest rate which represented a market rate at the time of restructuring. Per our TDR policy, the TDR classification is removed.

The Company’s approach to restructuring loans, excluding those acquired with evidence of credit quality deterioration since origination, is built on its credit risk rating system which requires credit management personnel to assign a credit risk rating to each loan at the time of each modification. In each case, the loan officer is responsible for recommending a credit risk rating for each loan and ensuring the credit risk ratings are appropriate. These credit risk ratings are then reviewed and approved by the bank’s chief credit officer and/or concurrence credit officer. Credit risk ratings are determined by evaluating a number of factors including a borrower’s financial strength, cash flow coverage, collateral protection and guarantees. The Company’s credit risk rating scale is one through ten with higher scores indicating higher risk. In the case of loans rated six or worse following modification, the Company’s Managed Assets Division evaluates the loan and the credit risk rating and determines that the loan has been restructured to be reasonably assured of repayment and of performance according to the modified terms and is supported by a current, well-documented credit assessment of the borrower’s financial condition and prospects for repayment under the revised terms.
A modification of a loan, excluding those acquired with evidence of credit quality deterioration since origination, with an existing credit risk rating of six or worse or a modification of any other credit, which will result in a restructured credit risk rating of six or worse must be reviewed for TDR classification. In that event, our Managed Assets Division conducts an overall credit and collateral review. A modification of a loan is considered to be a TDR if both (1) the borrower is experiencing financial difficulty and (2) for economic or legal reasons, the bank grants a concession to a borrower that it would not otherwise consider. The modification of a loan, excluding those acquired with evidence of credit quality deterioration since origination, where the credit risk rating is five or better both before and after such modification is not considered to be a TDR. Based on the Company’s credit risk rating system, it considers that borrowers whose credit risk rating is five or better are not experiencing financial difficulties and therefore, are not considered TDRs.

All credits determined to be a TDR will continue to be classified as a TDR in all subsequent periods, unless the borrower has been in compliance with the loan’s modified terms for a period of six months (including over a calendar year-end) and the modified interest rate represented a market rate at the time of a restructuring. The Managed Assets Division, in consultation with the respective loan officer, determines whether the modified interest rate represented a current market rate at the time of restructuring. Using knowledge of current market conditions and rates, competitive pricing on recent loan originations, and an assessment of various characteristics of the modified loan (including collateral position and payment history), an appropriate market rate for a new borrower with similar risk is determined. If the modified interest rate meets or exceeds this market rate for a new borrower with similar risk, the modified interest rate represents a market rate at the time of restructuring. Additionally, before removing a loan from TDR classification, a review of the current or previously measured impairment on the loan and any concerns related to future performance by the borrower is conducted. If concerns exist about the future ability of the borrower to meet its obligations under the loans based on a credit review by the Managed Assets Division, the TDR classification is not removed from the loan. Loans classified as TDRs that are re-modified subsequent to the initial determination will continue to be classified as TDRs following the re-modification, unless the requirements for removal from TDR classification discussed above are satisfied at the time of the re-modification.
TDRs are reviewed at the time of modification and on a quarterly basis to determine if a specific reserve is needed. The carrying amount of the loan is compared to the expected payments to be received, discounted at the loan’s original rate, or for collateral dependent loans, to the fair value of the collateral. Any shortfall is recorded as a specific reserve. The Company, in accordance with ASC 310-10, continues to individually measure impairment of these loans after the TDR classification is removed.

Each TDR was reviewed for impairment at June 30, 2014 and approximately $4.9 million of impairment was present and appropriately reserved for through the Company’s normal reserving methodology in the Company’s allowance for loan losses. For TDRs in which impairment is calculated by the present value of future cash flows, the Company records interest income representing the decrease in impairment resulting from the passage of time during the respective period, which differs from interest income from contractually required interest on these specific loans. For the three months ended June 30, 2014 and 2013, the Company recorded $103,000 and $296,000, respectively, in interest income representing this decrease in impairment. For the six months ended June 30, 2014 and 2013, the Company recorded $235,000 and $522,000, respectively, in interest income.
Other Real Estate Owned
The table below presents a summary of other real estate owned, excluding covered other real estate owned, as of June 30, 2014, March 31, 2014 and June 30, 2013, and shows the activity for the respective period and the balance for each property type:

	Three Months Ended
	June 30,	March 31,	June 30,
(Dollars in thousands)	2014	2014	2013
Balance at beginning of period	$54,131	$50,454	$56,177
Disposals/resolved	(6,155)	(8,205)	(9,488)
Transfers in at fair value, less costs to sell	12,801	14,570	7,262
Additions from acquisition	—	—	6,818
Fair value adjustments	(1,189)	(2,688)	(3,744)
Balance at end of period	$59,588	$54,131	$57,025

	Period End
	June 30,	March 31,	June 30,
Balance by Property Type	2014	2014	2013
Residential real estate	$9,007	$6,452	$7,327
Residential real estate development	3,216	3,500	6,950
Commercial real estate	47,365	44,179	42,748
Total	$59,588	$54,131	$57,025

Covered Assets
In conjunction with FDIC-assisted transactions, the Company entered into loss share agreements with the FDIC. These agreements cover realized losses on loans, foreclosed real estate and certain other assets. These loss share assets are measured separately from the loan portfolios because they are not contractually embedded in the loans and are not transferable with the loans should the Company choose to dispose of them. Fair values at the acquisition dates were estimated based on projected cash flows available for loss-share based on the credit adjustments estimated for each loan pool and the loss share percentages. The loss share assets are also separately measured from the related loans and foreclosed real estate and recorded separately on the Consolidated Statements of Condition. Subsequent to the acquisition date, reimbursements received from the FDIC for actual incurred losses will reduce the loss share assets. Additional expected losses, to the extent such expected losses result in the recognition of an allowance for loan losses, will increase the loss share assets. The loss share agreements with the FDIC require the Company to reimburse the FDIC in the event that actual losses on covered assets are lower than the original loss estimates agreed upon with the FDIC with respect of such assets in the loss share agreements. The allowance for loan losses for loans acquired in FDIC-assisted transactions is determined without giving consideration to the amounts recoverable through loss share agreements (since the loss share agreements are separately accounted for and thus presented “gross” on the balance sheet). On the Consolidated Statements of Income, the provision for credit losses is reported net of changes in the amount recoverable under the loss share agreements. Reductions to expected losses, to the extent such reductions to expected losses are the result of an improvement to the actual or expected cash flows from the covered assets, will reduce the loss share assets. The increases in cash flows for the purchased loans are recognized as interest income prospectively.
The following table provides a comparative analysis for the period end balances of the covered asset components and any changes in the allowance for covered loan losses.

	June 30,	March 31,	June 30,
(Dollars in thousands)	2014	2014	2013
Period End Balances:
Loans	$275,154	$312,478	$454,602
Other real estate owned	55,996	75,148	95,476
Other assets	2,242	2,272	2,272
FDIC Indemnification asset	46,115	60,298	137,681
Total covered assets	$379,507	$450,196	$690,031
Allowance for Covered Loan Losses Rollforward:
Balance at beginning of quarter:	$3,447	$10,092	$12,272
Provision for covered loan losses before benefit attributable to FDIC loss share agreements	(764)	(7,121)	1,246
Benefit attributable to FDIC loss share agreements	611	5,697	(997)
Net provision for covered loan losses	(153)	(1,424)	249
(Decrease) increase in FDIC indemnification asset	(611)	(5,697)	997
Loans charged-off	(2,189)	(2,864)	(2,266)
Recoveries of loans charged-off	1,173	3,340	3,177
Net (charge-offs) recoveries	(1,016)	476	911
Balance at end of quarter	$1,667	$3,447	$14,429

Changes in Accretable Yield
The excess of cash flows expected to be collected over the carrying value of loans accounted for under ASC 310-30 is referred to as the accretable yield and is recognized in interest income using an effective yield method over the remaining life of the pool of loans. The accretable yield is affected by:

•
Changes in interest rate indices for variable rate loans accounted for under ASC 310-30 – Expected future cash flows are based on the variable rates in effect at the time of the regular evaluations of cash flows expected to be collected;

•
Changes in prepayment assumptions – Prepayments affect the estimated life of loans accounted for under ASC 310-30 which may change the amount of interest income, and possibly principal, expected to be collected; and

•
Changes in the expected principal and interest payments over the estimated life – Updates to expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The following table provides activity for the accretable yield of loans accounted for under ASC 310-30.

	Three Months Ended June 30, 2014		Three Months Ended June 30, 2013
	Bank	Life Insurance Premium	Bank	Life Insurance Premium
(Dollars in thousands)	Acquisitions	Finance Loans	Acquisitions	Finance Loans
Accretable yield, beginning balance	$97,674	$6,561	$121,725	$11,218
Acquisitions	—	—	2,055	—
Accretable yield amortized to interest income	(9,617)	(1,433)	(9,347)	(2,254)
Accretable yield amortized to indemnification asset(1)	(11,161)	—	(11,906)	—
Reclassification from non-accretable difference(2)	17,928	—	30,792	1,007
(Decreases) increases in interest cash flows due to payments and changes in interest rates	(2,722)	51	(2,463)	316
Accretable yield, ending balance (3)	$92,102	$5,179	$130,856	$10,287

	Six Months Ended June 30, 2014		Six Months Ended June 30, 2013
	Bank	Life Insurance Premium	Bank	Life Insurance Premium
(Dollars in thousands)	Acquisitions	Finance Loans	Acquisitions	Finance Loans
Accretable yield, beginning balance	$107,655	$8,254	$143,224	$13,055
Acquisitions	—	—	1,977	—
Accretable yield amortized to interest income	(17,387)	(3,204)	(18,924)	(4,273)
Accretable yield amortized to indemnification asset(1)	(16,809)	—	(20,612)	—
Reclassification from non-accretable difference(2)	26,508	—	36,204	1,007
(Decreases) increases in interest cash flows due to payments and changes in interest rates	(7,865)	129	(11,013)	498
Accretable yield, ending balance (3)	$92,102	$5,179	$130,856	$10,287

(1)	Represents the portion of the current period accreted yield, resulting from lower expected losses, applied to reduce the loss share indemnification asset.

(2)	Reclassification is the result of subsequent increases in expected principal cash flows.

(3)
As of June 30, 2014, the Company estimates that the remaining accretable yield balance to be amortized to the indemnification asset for the bank acquisitions is $30.0 million. The remainder of the accretable yield related to bank acquisitions is expected to be amortized to interest income.

Accretion to interest income from loans acquired in bank acquisitions totaled $9.6 million and $9.3 million in the second quarter of 2014 and 2013, respectively. For the six months ended June 30, 2014 and 2013, the Company recorded accretion to interest income of $17.4 million and $18.9 million, respectively. These amounts include accretion from both covered and non-covered loans, and are included together within interest and fees on loans in the Consolidated Statements of Income.

Items Impacting Comparative Financial Results:
Acquisitions
On May 16, 2014, the Company, through its wholly-owned subsidiary Hinsdale Bank and Trust Company ("Hinsdale Bank"), completed its acquisition of the Stone Park branch office and certain related deposits of Urban Partnership Bank.

On April 28, 2014, the Company completed the acquisition, through its wholly-owned subsidiary, First Insurance Funding of Canada, Inc., of 100% of the shares of each of Policy Billing Services Inc. and Equity Premium Finance Inc., two affiliated Canadian insurance premium funding and payment services companies.

On February 28, 2014, the Company, through its subsidiary Lake Forest Bank and Trust Company ("Lake Forest Bank"), completed an acquisition of a bank branch from Baytree National Bank & Trust Company. In addition to the banking facility, Lake Forest Bank acquired certain assets and approximately $15 million of deposits.

On October 18, 2013, the Company completed its acquisition of Diamond Bancorp, Inc. ("Diamond"). Diamond was the parent company of Diamond Bank, FSB ("Diamond Bank"), which operated four banking locations in Chicago, Schaumburg, Elmhurst, and Northbrook, Illinois. As part of the transaction, Diamond Bank was merged into the Company's wholly-owned subsidiary bank, North Shore Community Bank. Diamond Bank had approximately $169 million in assets and $140 million in deposits as of the acquisition date, prior to purchase accounting adjustments. The Company recorded goodwill of $8.4 million on the acquisition.

On October 1, 2013, the Company announced that its subsidiary, Barrington Bank and Trust Company, N.A. through its division Wintrust Mortgage, acquired certain assets and assumed certain liabilities of the mortgage banking business of Surety Financial Services ("Surety") of Sherman Oaks, California. Surety had five offices located in southern California which originated approximately $1.0 billion in the twelve months prior to the acquisition date.

On May 1, 2013, the Company completed its acquisition of First Lansing Bancorp, Inc. ("FLB"). FLB was the parent company of First National Bank of Illinois ("FNBI"). FNBI was headquartered in Lansing, Illinois and operated seven banking locations in the south and southwest suburbs of Chicago, as well as one location in northwest Indiana. As part of the transaction, FNBI merged into the Company's wholly-owned subsidiary bank, Old Plank Trail Community Bank, N.A. (“Old Plank Trail Bank”), and the seven banking locations acquired are operating as branches of Old Plank Trail Bank. FNBI had approximately $372 million in assets and approximately $330 million in deposits as of the acquisition date, prior to purchase accounting adjustments. The Company recorded goodwill of $14.0 million on the acquisition.

Divestiture of Previous FDIC-Assisted Acquisition
On February 1, 2013, Hinsdale Bank completed its divestiture of the deposits and current banking operations of Second Federal, which were acquired in an FDIC-assisted transaction on July 20, 2012, to an unaffiliated credit union. Through this transaction, the Company divested approximately $149 million of related deposits.

Acquisitions Completed Subsequent to June 30, 2014 and Announced Acquisitions
On July 11, 2014, the Company, through its wholly-owned subsidiary Town Bank, completed its acquisition of the Pewaukee, Wisconsin branch of THE National Bank. In addition to the banking facility, Town bank acquired approximately $81 million in loans and approximately $36 million in deposits, prior to purchase accounting adjustments.

On April 8, 2014, the Company announced the signing of a definitive agreement to acquire, through its wholly-owned subsidiary Town Bank, certain branch offices and deposits of Talmer Bank & Trust. Through this transaction, subject to final adjustments, Town Bank will acquire 11 branch offices and deposits of approximately $360 million.

WINTRUST SUBSIDIARIES AND LOCATIONS
Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC). Its 15 community bank subsidiaries are: Lake Forest Bank & Trust Company, Hinsdale Bank & Trust Company, North Shore Community Bank & Trust Company in Wilmette, Libertyville Bank & Trust Company, Barrington Bank & Trust Company, Crystal Lake Bank & Trust Company, Northbrook Bank & Trust Company, Schaumburg Bank & Trust Company, N.A., Village Bank & Trust in Arlington Heights, Beverly Bank & Trust Company in Chicago, Wheaton Bank & Trust Company, State Bank of The Lakes in Antioch, Old Plank Trail Community Bank, N.A. in New Lenox, St. Charles Bank & Trust Company and Town Bank in Hartland, Wisconsin. The banks also operate facilities in Illinois in Algonquin, Bloomingdale, Buffalo Grove, Cary, Chicago, Clarendon Hills, Crete, Deerfield, Downers Grove, Elgin, Evergreen Park, Frankfort, Geneva, Glencoe, Glen Ellyn, Gurnee, Grayslake, Hanover Park, Highland Park, Highwood, Hoffman Estates, Island Lake, Itasca, Joliet, Lake Bluff, Lake Villa, Lansing, Lindenhurst, Lynwood, McHenry, Mokena, Mount Prospect, Mundelein, Naperville, North Chicago, Northfield, Norridge, Orland Park, Palatine, Park Ridge, Plainfield, Prospect Heights, Ravinia, Riverside, Rogers Park, Roselle, Shorewood, Skokie, South Holland, Spring Grove, Steger, Stone Park, Vernon Hills, Wauconda, Western Springs, Willowbrook, Winnetka and Wood Dale and in Delafield, Elm Grove, Madison, Menomenee Falls, Pewaukee and Wales, Wisconsin and Dyer, Indiana.
Additionally, the Company operates various non-bank business units:

•	First Insurance Funding Corporation, one of the largest insurance premium finance companies operating in the United States, serves commercial and life insurance loan customers throughout the country.

•	First Insurance Funding of Canada serves commercial insurance loan customers throughout Canada

•
Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.

•
Wintrust Mortgage, a division of Barrington Bank & Trust Company, engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States. Loans are also originated nationwide through relationships with wholesale and correspondent offices.

•	Wayne Hummer Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.

•	Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.

•	The Chicago Trust Company, a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.
FORWARD-LOOKING STATEMENTS
This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “point,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2013 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•
negative economic conditions that adversely affect the economy, housing prices, the job market and other factors that may affect the Company’s liquidity and the performance of its loan portfolios, particularly in the markets in which it operates;

•	the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;

•	estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;

•	the financial success and economic viability of the borrowers of our commercial loans;

•	market conditions in the commercial real estate market in the Chicago metropolitan area;

•	the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for loan and lease losses;

•	inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;

•
changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;

•	competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services);

•	failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of the Company’s recent or future acquisitions;

•	unexpected difficulties and losses related to FDIC-assisted acquisitions, including those resulting from our loss-sharing arrangements with the FDIC;

•	any negative perception of the Company’s reputation or financial strength;

•	ability to raise additional capital on acceptable terms when needed;

•	disruption in capital markets, which may lower fair values for the Company’s investment portfolio;

•	ability to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations;

•	adverse effects on our information technology systems resulting from failures, human error or tampering;

•	adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;

•	increased costs as a result of protecting our customers from the impact of stolen debit card information;

•	accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions;

•	ability of the Company to attract and retain senior management experienced in the banking and financial services industries;

•	environmental liability risk associated with lending activities;

•	the impact of any claims or legal actions, including any effect on our reputation;

•	losses incurred in connection with repurchases and indemnification payments related to mortgages;

•	the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;

•	the soundness of other financial institutions;

•	the expenses and delayed returns inherent in opening new branches and de novo banks;

•	examinations and challenges by tax authorities;

•	changes in accounting standards, rules and interpretations and the impact on the Company’s financial statements;

•	the ability of the Company to receive dividends from its subsidiaries;

•	a decrease in the Company’s regulatory capital ratios, including as a result of further declines in the value of its loan portfolios, or otherwise;

•
legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies, including those resulting from the Dodd-Frank Act;

•	a lowering of our credit rating;

•	restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business resulting from the Dodd-Frank Act;

•	increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the current regulatory environment, including the Dodd-Frank Act;

•	the impact of heightened capital requirements;

•	increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;

•	delinquencies or fraud with respect to the Company’s premium finance business;

•	credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;

•	the Company’s ability to comply with covenants under its credit facility; and

•	fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation.
Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEB CAST AND REPLAY
The Company will hold a conference call at 10:00 a.m. (CT) Tuesday, July 15, 2014 regarding second quarter 2014 results. Individuals interested in listening should call (877) 363-5049 and enter Conference ID #72335427. A simultaneous audio-only web cast and replay of the conference call may be accessed via the Company’s web site at (http://www.wintrust.com), Investor Relations, Investor News and Events, Presentations & Conference Calls. The text of the second quarter 2014 earnings press release will be available on the home page of the Company’s website at (http://www.wintrust.com) and at the Investor Relations, Investor News and Events, Press Releases link on its website.

WINTRUST FINANCIAL CORPORATION
Supplemental Financial Information
5 Quarter Trends

WINTRUST FINANCIAL CORPORATION - Supplemental Financial Information
Selected Financial Highlights - 5 Quarter Trends
(Dollars in thousands, except per share data)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2014	2014	2013	2013	2013
Selected Financial Condition Data (at end of period):
Total assets	$18,895,681	$18,221,163	$18,097,783	$17,682,548	$17,613,546
Total loans, excluding covered loans	13,749,996	13,133,160	12,896,602	12,581,039	12,516,892
Total deposits	15,556,376	15,129,045	14,668,789	14,647,446	14,365,854
Junior subordinated debentures	249,493	249,493	249,493	249,493	249,943
Total shareholders’ equity	1,998,235	1,940,143	1,900,589	1,873,566	1,836,660
Selected Statements of Income Data:
Net interest income	149,180	144,006	142,308	141,782	135,824
Net revenue (1)	203,282	189,535	188,669	196,444	199,819
Net income	38,541	34,500	35,288	35,563	34,307
Net income per common share – Basic	$0.79	$0.71	$0.82	$0.86	$0.85
Net income per common share – Diluted	$0.76	$0.68	$0.70	$0.71	$0.69
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin (2)	3.62%	3.61%	3.53%	3.57%	3.50%
Non-interest income to average assets	1.19%	1.03%	1.03%	1.24%	1.49%
Non-interest expense to average assets	2.93%	2.96%	2.82%	2.89%	2.97%
Net overhead ratio (2) (3)	1.74%	1.93%	1.79%	1.65%	1.49%
Efficiency ratio - FTE (2) (4)	65.36%	69.02%	65.95%	64.60%	63.97%
Return on average assets	0.84%	0.78%	0.78%	0.81%	0.80%
Return on average common equity	8.03%	7.43%	7.56%	7.85%	7.55%
Return on average tangible common equity	10.43%	9.71%	9.92%	10.27%	9.92%
Average total assets	$18,302,942	$17,980,943	$17,835,999	$17,489,571	$17,283,985
Average total shareholders’ equity	1,971,656	1,923,649	1,895,498	1,853,122	1,859,265
Average loans to average deposits ratio	90.4%	89.4%	88.9%	91.3%	88.7%
Average loans to average deposits ratio (including covered loans)	92.3	91.6	91.6	94.3	92.2
Common Share Data at end of period:
Market price per common share	$46.00	$48.66	$46.12	$41.07	$38.28
Book value per common share (2)	$40.21	$39.21	$38.47	$38.09	$37.84
Tangible common book value per share (2)	$31.64	$30.74	$29.93	$29.89	$29.25
Common shares outstanding	46,552,905	46,258,960	46,116,583	39,731,043	37,725,143
Other Data at end of period:(8)
Leverage Ratio(5)	10.4%	10.4%	10.5%	10.5%	10.4%
Tier 1 Capital to risk-weighted assets (5)	11.7%	12.0%	12.2%	12.3%	12.0%
Total capital to risk-weighted assets (5)	13.2%	12.6%	12.9%	13.1%	12.9%
Tangible common equity ratio (TCE) (2) (7)	8.0%	8.0%	7.8%	7.9%	7.4%
Tangible common equity ratio, assuming full conversion of preferred stock (2) (7)	8.7%	8.7%	8.5%	8.7%	8.5%
Allowance for credit losses (6)	$93,137	$93,012	$97,641	$108,455	$110,405
Non-performing loans	88,650	90,124	103,334	123,261	121,485
Allowance for credit losses to total loans (6)	0.68%	0.71%	0.76%	0.86%	0.88%
Non-performing loans to total loans	0.64%	0.69%	0.80%	0.98%	0.97%
Number of:
Bank subsidiaries	15	15	15	15	15
Non-bank subsidiaries	8	8	8	8	8
Banking offices	127	126	124	119	117

(1)	Net revenue includes net interest income and non-interest income

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenue (less securities gains or losses). A lower ratio indicates more efficient revenue generation.

(5)	Capital ratios for current quarter-end are estimated.

(6)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excluding the allowance for covered loan losses.

(7)	Total shareholders’ equity minus preferred stock and total intangible assets divided by total assets minus total intangible assets

(8)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Condition - 5 Quarter Trends

	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2014	2014	2013	2013	2013
Assets
Cash and due from banks	$349,013	$330,262	$253,408	$322,866	$224,286
Federal funds sold and securities purchased under resale agreements	7,965	12,476	10,456	7,771	9,013
Interest-bearing deposits with other banks	506,871	540,964	495,574	681,834	440,656
Available-for-sale securities, at fair value	1,824,240	1,949,697	2,176,290	1,781,883	1,843,824
Trading account securities	2,234	1,068	497	259	659
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	84,531	78,524	79,261	76,755	79,354
Brokerage customer receivables	28,199	26,884	30,953	29,253	26,214
Mortgage loans held-for-sale	363,627	215,231	334,327	334,345	537,991
Loans, net of unearned income, excluding covered loans	13,749,996	13,133,160	12,896,602	12,581,039	12,516,892
Covered loans	275,154	312,478	346,431	415,988	454,602
Total loans	14,025,150	13,445,638	13,243,033	12,997,027	12,971,494
Less: Allowance for loan losses	92,253	92,275	96,922	107,188	106,842
Less: Allowance for covered loan losses	1,667	3,447	10,092	12,924	14,429
Net loans	13,931,230	13,349,916	13,136,019	12,876,915	12,850,223
Premises and equipment, net	535,281	531,763	531,947	517,942	512,928
FDIC indemnification asset	46,115	60,298	85,672	100,313	137,681
Accrued interest receivable and other assets	525,394	549,705	569,619	576,121	573,709
Trade date securities receivable	292,366	182,600	—	—	—
Goodwill	381,721	373,725	374,547	357,309	356,871
Other intangible assets	16,894	18,050	19,213	18,982	20,137
Total assets	$18,895,681	$18,221,163	$18,097,783	$17,682,548	$17,613,546
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$3,072,430	$2,773,922	$2,721,771	$2,622,518	$2,450,659
Interest bearing	12,483,946	12,355,123	11,947,018	12,024,928	11,915,195
Total deposits	15,556,376	15,129,045	14,668,789	14,647,446	14,365,854
Notes payable	—	182	364	1,546	1,729
Federal Home Loan Bank advances	580,582	387,672	417,762	387,852	585,942
Other borrowings	43,716	230,904	254,740	246,870	252,776
Subordinated notes	140,000	—	—	10,000	10,000
Junior subordinated debentures	249,493	249,493	249,493	249,493	249,493
Trade date securities payable	—	—	303,088	—	577
Accrued interest payable and other liabilities	327,279	283,724	302,958	265,775	310,515
Total liabilities	16,897,446	16,281,020	16,197,194	15,808,982	15,776,886
Shareholders’ Equity:
Preferred stock	126,467	126,477	126,477	126,500	176,476
Common stock	46,627	46,332	46,181	39,992	37,985
Surplus	1,125,551	1,122,233	1,117,032	1,118,550	1,066,796
Treasury stock	(3,449)	(3,380)	(3,000)	(8,290)	(8,214)
Retained earnings	737,542	705,234	676,935	643,228	612,821
Accumulated other comprehensive loss	(34,503)	(56,753)	(63,036)	(46,414)	(49,204)
Total shareholders’ equity	1,998,235	1,940,143	1,900,589	1,873,566	1,836,660
Total liabilities and shareholders’ equity	$18,895,681	$18,221,163	$18,097,783	$17,682,548	$17,613,546

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Income (Unaudited) - 5 Quarter Trends

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands, except per share data)	2014	2014	2013	2013	2013
Interest income
Interest and fees on loans	$151,984	$147,030	$149,528	$150,810	$145,983
Interest bearing deposits with banks	319	249	435	229	411
Federal funds sold and securities purchased under resale agreements	6	4	4	4	4
Securities	13,309	13,114	9,690	9,224	9,359
Trading account securities	5	9	(2)	14	8
Federal Home Loan Bank and Federal Reserve Bank stock	727	711	709	687	693
Brokerage customer receivables	200	209	218	200	188
Total interest income	166,550	161,326	160,582	161,168	156,646
Interest expense
Interest on deposits	11,759	11,923	12,488	12,524	13,675
Interest on Federal Home Loan Bank advances	2,705	2,643	2,700	2,729	2,821
Interest on notes payable and other borrowings	510	750	1,145	910	1,132
Interest on subordinated notes	354	—	16	40	52
Interest on junior subordinated debentures	2,042	2,004	1,925	3,183	3,142
Total interest expense	17,370	17,320	18,274	19,386	20,822
Net interest income	149,180	144,006	142,308	141,782	135,824
Provision for credit losses	6,660	1,880	3,850	11,114	15,382
Net interest income after provision for credit losses	142,520	142,126	138,458	130,668	120,442
Non-interest income
Wealth management	18,222	16,813	16,265	16,057	15,892
Mortgage banking	23,804	16,428	19,296	25,682	31,734
Service charges on deposit accounts	5,688	5,346	5,230	5,308	5,035
(Losses) gains on available-for-sale securities, net	(336)	(33)	(3,328)	75	2
Fees from covered call options	1,244	1,542	1,856	285	993
Trading (losses) gains, net	(743)	(652)	(278)	(1,655)	3,260
Other	6,223	6,085	7,320	8,910	7,079
Total non-interest income	54,102	45,529	46,361	54,662	63,995
Non-interest expense
Salaries and employee benefits	81,963	79,934	74,049	78,007	79,225
Equipment	7,223	7,403	7,260	6,593	6,413
Occupancy, net	9,850	10,993	9,994	9,079	8,707
Data processing	4,543	4,715	4,831	4,884	4,358
Advertising and marketing	3,558	2,816	3,517	2,772	2,722
Professional fees	4,046	3,454	4,132	3,378	4,191
Amortization of other intangible assets	1,156	1,163	1,189	1,154	1,164
FDIC insurance	3,196	2,951	3,036	3,245	3,003
OREO expense, net	2,490	3,976	2,671	2,499	2,284
Other	15,566	13,910	16,318	15,637	16,120
Total non-interest expense	133,591	131,315	126,997	127,248	128,187
Income before taxes	63,031	56,340	57,822	58,082	56,250
Income tax expense	24,490	21,840	22,534	22,519	21,943
Net income	$38,541	$34,500	$35,288	$35,563	$34,307
Preferred stock dividends and discount accretion	$1,581	$1,581	$1,581	$1,581	$2,617
Net income applicable to common shares	$36,960	$32,919	$33,707	$33,982	$31,690
Net income per common share - Basic	$0.79	$0.71	$0.82	$0.86	$0.85
Net income per common share - Diluted	$0.76	$0.68	$0.70	$0.71	$0.69
Cash dividends declared per common share	$0.10	$0.10	$—	$0.09	$—
Weighted average common shares outstanding	46,520	46,195	40,954	39,331	37,486
Dilutive potential common shares	4,402	4,509	9,598	10,823	12,354
Average common shares and dilutive common shares	50,922	50,704	50,552	50,154	49,840

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Loan Balances - 5 Quarter Trends

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2014	2014	2013	2013	2013
Balance:
Commercial	$3,640,430	$3,439,197	$3,253,687	$3,109,121	$3,119,931
Commercial real estate	4,353,472	4,262,255	4,230,035	4,146,110	4,094,628
Home equity	713,642	707,748	719,137	736,620	758,260
Residential real-estate	451,905	426,769	434,992	397,707	384,961
Premium finance receivables - commercial	2,378,529	2,208,361	2,167,565	2,150,481	2,165,734
Premium finance receivables - life insurance	2,051,645	1,929,334	1,923,698	1,869,739	1,821,147
Consumer and other (1)	160,373	159,496	167,488	171,261	172,231
Total loans, net of unearned income, excluding covered loans	$13,749,996	$13,133,160	$12,896,602	$12,581,039	$12,516,892
Covered loans	275,154	312,478	346,431	415,988	454,602
Total loans, net of unearned income	$14,025,150	$13,445,638	$13,243,033	$12,997,027	$12,971,494
Mix:
Commercial	26%	26%	25%	24%	24%
Commercial real estate	31	32	32	32	31
Home equity	5	5	5	6	6
Residential real-estate	3	3	3	3	3
Premium finance receivables - commercial	17	17	16	16	16
Premium finance receivables - life insurance	15	14	15	14	14
Consumer and other (1)	1	1	1	2	2
Total loans, net of unearned income, excluding covered loans	98%	98%	97%	97%	96%
Covered loans	2	2	3	3	4
Total loans, net of unearned income	100%	100%	100%	100%	100%

(1)	Includes autos, boats, snowmobiles and other indirect consumer loans.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Deposits Balances - 5 Quarter Trends

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2014	2014	2013	2013	2013
Balance:
Non-interest bearing	$3,072,430	$2,773,922	$2,721,771	$2,622,518	$2,450,659
NOW	2,002,868	1,983,251	1,953,882	1,922,906	2,147,004
Wealth Management deposits (1)	1,220,102	1,289,134	1,013,850	1,099,509	1,083,897
Money Market	3,591,540	3,454,271	3,359,999	3,423,413	3,037,354
Savings	1,427,222	1,443,943	1,392,575	1,318,147	1,304,619
Time certificates of deposit	4,242,214	4,184,524	4,226,712	4,260,953	4,342,321
Total deposits	$15,556,376	$15,129,045	$14,668,789	$14,647,446	$14,365,854
Mix:
Non-interest bearing	20%	18%	19%	18%	17%
NOW	13	13	13	13	15
Wealth Management deposits (1)	8	8	7	8	8
Money Market	23	23	23	23	21
Savings	9	10	9	9	9
Time certificates of deposit	27	28	29	29	30
Total deposits	100%	100%	100%	100%	100%

(1)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of The Chicago Trust Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts of the Banks.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income) - 5 Quarter Trends

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2014	2014	2013	2013	2013
Net interest income	$149,952	$144,696	$142,880	$142,391	$136,409
Call option income	1,244	1,542	1,856	285	993
Net interest income including call option income	$151,196	$146,238	$144,736	$142,676	$137,402
Yield on earning assets	4.03%	4.04%	3.98%	4.05%	4.04%
Rate on interest-bearing liabilities	0.53	0.54	0.56	0.60	0.65
Rate spread	3.50%	3.50%	3.42%	3.45%	3.39%
Net free funds contribution	0.12	0.11	0.11	0.12	0.11
Net interest margin	3.62	3.61	3.53	3.57	3.50
Call option income	0.03	0.04	0.05	0.01	0.03
Net interest margin including call option income	3.65%	3.65%	3.58%	3.58%	3.53%
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income - YTD Trends)

	Six Months Ended, June 30,	Years Ended December 31,
(Dollars in thousands)	2014	2013	2012	2011	2010
Net interest income	$294,647	$552,887	$521,463	$463,071	$417,564
Call option income	2,786	4,773	10,476	13,570	2,235
Net interest income including call option income	$297,433	$557,660	$531,939	$476,641	$419,799
Yield on earning assets	4.03%	4.01%	4.21%	4.49%	4.80%
Rate on interest-bearing liabilities	0.53	0.62	0.86	1.23	1.61
Rate spread	3.50%	3.39%	3.35%	3.26%	3.19%
Net free funds contribution	0.11	0.11	0.14	0.16	0.18
Net interest margin	3.61	3.50	3.49	3.42	3.37
Call option income	0.03	0.03	0.07	0.10	0.02
Net interest margin including call option income	3.64%	3.53%	3.56%	3.52%	3.39%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Quarterly Average Balances - 5 Quarter Trends

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2014	2014	2013	2013	2013
Liquidity management assets	$2,607,980	$2,646,720	$2,613,876	$2,262,839	$2,560,118
Other earning assets	27,463	28,925	28,746	27,426	25,775
Loans, net of unearned income	13,710,535	13,278,122	13,043,666	13,113,138	12,546,676
Covered loans	292,553	325,885	388,148	435,961	491,603
Total earning assets	$16,638,531	$16,279,652	$16,074,436	$15,839,364	$15,624,172
Allowance for loan and covered loan losses	(98,255)	(110,304)	(122,060)	(126,164)	(126,455)
Cash and due from banks	232,716	223,324	237,138	209,539	225,712
Other assets	1,529,950	1,588,271	1,646,485	1,566,832	1,560,556
Total assets	$18,302,942	$17,980,943	$17,835,999	$17,489,571	$17,283,985
Interest-bearing deposits	$12,284,444	$12,121,185	$11,945,314	$11,817,636	$11,766,422
Federal Home Loan Bank advances	446,778	388,975	389,583	454,563	434,572
Notes payable and other borrowings	148,135	244,950	251,168	256,318	273,255
Subordinated notes	27,692	—	4,022	10,000	13,187
Junior subordinated notes	249,493	249,493	249,493	249,493	249,493
Total interest-bearing liabilities	$13,156,542	$13,004,603	$12,839,580	$12,788,010	$12,736,929
Non-interest bearing deposits	2,880,501	2,726,872	2,723,360	2,552,182	2,379,315
Other liabilities	294,243	325,819	377,561	296,257	308,476
Equity	1,971,656	1,923,649	1,895,498	1,853,122	1,859,265
Total liabilities and shareholders’ equity	$18,302,942	$17,980,943	$17,835,999	$17,489,571	$17,283,985
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin - 5 Quarter Trends

	Three Months Ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Yield earned on:
Liquidity management assets	2.28%	2.23%	1.70%	1.84%	1.70%
Other earning assets	3.02	3.12	2.95	3.19	3.13
Loans, net of unearned income	4.25	4.29	4.32	4.30	4.38
Covered loans	9.73	8.64	7.85	8.16	7.40
Total earning assets	4.03%	4.04%	3.98%	4.05%	4.04%
Rate paid on:
Interest-bearing deposits	0.38%	0.40%	0.41%	0.42%	0.47%
Federal Home Loan Bank advances	2.43	2.76	2.75	2.38	2.60
Notes payable and other borrowings	1.38	1.24	1.81	1.41	1.66
Subordinated notes	5.06	—	1.56	1.57	1.58
Junior subordinated notes	3.24	3.21	3.02	4.99	4.98
Total interest-bearing liabilities	0.53%	0.54%	0.56%	0.60%	0.65%
Interest rate spread	3.50%	3.50%	3.42%	3.45%	3.39%
Net free funds/contribution	0.12	0.11	0.11	0.12	0.11
Net interest income/Net interest margin	3.62%	3.61%	3.53%	3.57%	3.50%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Income - 5 Quarter Trends

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2014	2014	2013	2013	2013
Brokerage	$8,270	$7,091	$7,200	$7,388	$7,426
Trust and asset management	9,952	9,722	9,065	8,669	8,466
Total wealth management	18,222	16,813	16,265	16,057	15,892
Mortgage banking	23,804	16,428	19,296	25,682	31,734
Service charges on deposit accounts	5,688	5,346	5,230	5,308	5,035
(Losses) gains on available-for-sale securities, net	(336)	(33)	(3,328)	75	2
Fees from covered call options	1,244	1,542	1,856	285	993
Trading (losses) gains, net	(743)	(652)	(278)	(1,655)	3,260
Other:
Interest rate swap fees	1,192	951	1,537	2,183	1,638
Bank Owned Life Insurance	675	712	1,074	625	902
Administrative services	938	859	878	943	832
Miscellaneous	3,418	3,563	3,831	5,159	3,707
Total other income	6,223	6,085	7,320	8,910	7,079
Total Non-Interest Income	$54,102	$45,529	$46,361	$54,662	$63,995
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Expense - 5 Quarter Trends

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2014	2014	2013	2013	2013
Salaries and employee benefits:
Salaries	$43,349	$43,736	$43,832	$42,789	$41,671
Commissions and bonus	25,398	21,534	18,009	23,409	25,143
Benefits	13,216	14,664	12,208	11,809	12,411
Total salaries and employee benefits	81,963	79,934	74,049	78,007	79,225
Equipment	7,223	7,403	7,260	6,593	6,413
Occupancy, net	9,850	10,993	9,994	9,079	8,707
Data processing	4,543	4,715	4,831	4,884	4,358
Advertising and marketing	3,558	2,816	3,517	2,772	2,722
Professional fees	4,046	3,454	4,132	3,378	4,191
Amortization of other intangible assets	1,156	1,163	1,189	1,154	1,164
FDIC insurance	3,196	2,951	3,036	3,245	3,003
OREO expense, net	2,490	3,976	2,671	2,499	2,284
Other:
Commissions - 3rd party brokers	1,633	1,657	1,439	1,277	1,128
Postage	1,465	1,429	1,622	1,255	1,464
Stationery and supplies	894	892	1,157	1,009	887
Miscellaneous	11,574	9,932	12,100	12,096	12,641
Total other expense	15,566	13,910	16,318	15,637	16,120
Total Non-Interest Expense	$133,591	$131,315	$126,997	$127,248	$128,187

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Allowance for Credit Losses, excluding covered loans - 5 Quarter Trends

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2014	2014	2013	2013	2013
Allowance for loan losses at beginning of period	$92,275	$96,922	$107,188	$106,842	$110,348
Provision for credit losses	6,813	3,304	3,904	11,580	15,133
Other adjustments	(105)	(148)	(195)	(205)	(309)
Reclassification (to) from allowance for unfunded lending-related commitments	(146)	(18)	504	284	65
Charge-offs:
Commercial	2,384	648	5,209	3,281	1,093
Commercial real estate	2,351	4,493	7,517	6,982	14,947
Home equity	730	2,267	1,468	711	1,785
Residential real estate	689	226	385	328	517
Premium finance receivables - commercial	1,492	1,210	1,395	1,294	1,306
Premium finance receivables - life insurance	—	—	14	3	—
Consumer and other	213	173	637	216	128
Total charge-offs	7,859	9,017	16,625	12,815	19,776
Recoveries:
Commercial	270	317	336	756	268
Commercial real estate	342	145	1,302	272	584
Home equity	122	257	56	43	171
Residential real estate	74	131	202	64	18
Premium finance receivables - commercial	312	319	230	314	279
Premium finance receivables - life insurance	2	2	2	2	—
Consumer and other	153	61	18	51	61
Total recoveries	1,275	1,232	2,146	1,502	1,381
Net charge-offs	(6,584)	(7,785)	(14,479)	(11,313)	(18,395)
Allowance for loan losses at period end	$92,253	$92,275	$96,922	$107,188	$106,842
Allowance for unfunded lending-related commitments at period end	884	737	719	1,267	3,563
Allowance for credit losses at period end	$93,137	$93,012	$97,641	$108,455	$110,405
Annualized net charge-offs by category as a percentage of its own respective category’s average:
Commercial	0.24%	0.04%	0.61%	0.32%	0.11%
Commercial real estate	0.19	0.41	0.59	0.65	1.42
Home equity	0.34	1.14	0.77	0.36	0.85
Residential real estate	0.35	0.06	0.10	0.12	0.26
Premium finance receivables - commercial	0.20	0.16	0.21	0.17	0.20
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	0.14	0.26	1.33	0.35	0.15
Total loans, net of unearned income, excluding covered loans	0.19%	0.24%	0.44%	0.34%	0.59%
Net charge-offs as a percentage of the provision for credit losses	96.62%	235.65%	370.90%	97.69%	121.57%
Loans at period-end	$13,749,996	$13,133,160	$12,896,602	$12,581,039	$12,516,892
Allowance for loan losses as a percentage of loans at period end	0.67%	0.70%	0.75%	0.85%	0.85%
Allowance for credit losses as a percentage of loans at period end	0.68%	0.71%	0.76%	0.86%	0.88%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Performing Assets, excluding covered assets - 5 Quarter Trends

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2014	2014	2013	2013	2013
Loans past due greater than 90 days and still accruing(1):
Commercial	$—	$387	$—	$190	$100
Commercial real-estate	309	—	230	3,389	3,263
Home equity	—	—	—	—	25
Residential real-estate	—	—	—	—	—
Premium finance receivables - commercial	10,275	6,808	8,842	11,751	6,671
Premium finance receivables - life insurance	649	—	—	592	1,212
Consumer and other	73	57	105	100	217
Total loans past due greater than 90 days and still accruing	11,306	7,252	9,177	16,022	11,488
Non-accrual loans(2):
Commercial	6,511	11,782	10,780	17,647	17,248
Commercial real-estate	36,321	33,733	46,658	52,723	54,825
Home equity	5,804	7,311	10,071	10,926	12,322
Residential real-estate	15,294	14,385	14,974	14,126	10,213
Premium finance receivables - commercial	12,298	14,517	10,537	10,132	13,605
Premium finance receivables - life insurance	—	—	—	14	16
Consumer and other	1,116	1,144	1,137	1,671	1,768
Total non-accrual loans	77,344	82,872	94,157	107,239	109,997
Total non-performing loans:
Commercial	6,511	12,169	10,780	17,837	17,348
Commercial real-estate	36,630	33,733	46,888	56,112	58,088
Home equity	5,804	7,311	10,071	10,926	12,347
Residential real-estate	15,294	14,385	14,974	14,126	10,213
Premium finance receivables - commercial	22,573	21,325	19,379	21,883	20,276
Premium finance receivables - life insurance	649	—	—	606	1,228
Consumer and other	1,189	1,201	1,242	1,771	1,985
Total non-performing loans	$88,650	$90,124	$103,334	$123,261	$121,485
Other real estate owned	51,673	47,656	43,398	45,947	44,623
Other real estate owned - from acquisitions	7,915	6,475	7,056	9,303	12,402
Other repossessed assets	311	426	542	446	1,032
Total non-performing assets	$148,549	$144,681	$154,330	$178,957	$179,542
TDRs performing under the contractual terms of the loan agreement	72,199	74,622	78,610	79,205	93,810
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.18%	0.35%	0.33%	0.57%	0.56%
Commercial real-estate	0.84	0.79	1.11	1.35	1.42
Home equity	0.81	1.03	1.40	1.48	1.63
Residential real-estate	3.38	3.37	3.44	3.55	2.65
Premium finance receivables - commercial	0.95	0.97	0.89	1.02	0.94
Premium finance receivables - life insurance	0.03	—	—	0.03	0.07
Consumer and other	0.74	0.75	0.74	1.03	1.15
Total loans, net of unearned income	0.64%	0.69%	0.80%	0.98%	0.97%
Total non-performing assets as a percentage of total assets	0.79%	0.79%	0.85%	1.01%	1.02%
Allowance for loan losses as a percentage of total non-performing loans	104.06%	102.39%	93.80%	86.96%	87.95%

(1) As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.
(2) Non-accrual loans included TDRs totaling $15.9 million, $17.9 million, $28.5 million, $35.8 million and $32.4 million as of June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013 and June 30, 2013, respectively.